                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) January 8, 1998







                   American General Hospitality Corporation
            (Exact Name of Registrant as Specified in its Charter)





          Maryland                    1-11903                  75-2648842
(State or other jurisdiction        (Commission               (IRS Employer
        of incorporation)           File Number)             Identification No.)





              5605 MacArthur Blvd., Suite 1200, Irving, Texas         75038
                  (Address of principal executive offices)          (Zip Code)




       Registrants telephone number, including area code: (972) 550-6800

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 8, 1998 (i) American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant"), together with two of its subsidiaries, Mt. Arlington LLC and Portland/Shelton LLC, acquired a portfolio of eight hotels ("Prime Group I Acquisition") from Prime Hospitality Corp., an entity unaffiliated with the Company, the Operating Partnership or its subsidiaries. The aggregate purchase price of the Prime Group I Acquisition was approximately $138.4 million, which was payable as follows: (i) approximately $114.4 million in cash, (ii) approximately $13.8 million through the issuance of 518,437 units of limited partnership interests of the Operating Partnership ("OP Units") and (iii) the assumption of approximately $10.2 million of mortgage indebtedness collateralized by the Crowne Plaza Portland and the Ramada Plaza Shelton. The aggregate purchase price of the Prime Group I Acquisition was arrived at through arms-length negotiations. A description of the hotels is as follows:

       . Crowne Plaza Suites Las Vegas - The Operating Partnership acquired the
         201 room all suite Crowne Plaza located in Las Vegas, Nevada. The hotel is less than two miles from the Las Vegas Strip and the Las Vegas Convention Center.

       . St. Tropez Suites Las Vegas - The Operating Partnership acquired the
         149 room all suite hotel located in Las Vegas, Nevada. The hotel is directly across from the Hard Rock Cafe & Casino, three blocks from the Las Vegas Strip, near the Las Vegas Convention Center, and two miles from the Las Vegas International Airport.

       . Ramada Inn Mahwah - The Operating Partnership acquired the 128 room full-service Ramada Inn located in Mahwah, New Jersey. The hotel is located in the northern section of Bergen County, one of the country's most affluent communities, which is approximately 40 minutes northwest of Manhattan.

       . Sheraton Crossroads Hotel Mahwah - The Operating Partnership acquired the 225 room full-service Sheraton located in Mahwah, New Jersey. The hotel is situated within a 22-story multi-use building in the northern New Jersey suburban area of Mahwah. The hotel is a prominent landmark with a superior reputation for dining and banquet services.

       . Ramada Plaza Meriden - The Operating Partnership acquired the 150 room full-service Ramada Plaza located in Meriden, Connecticut. The hotel is centrally located at midway between Hartford and New Haven, Connecticut in one of the state's fastest growing industrial parks called "Research Parkway".

       . Sheraton Four Points Hotel Mt. Arlington - Mt. Arlington New Jersey
         LLC, a subsidiary of the Operating Partnership, acquired the 124 room Sheraton Four Points Hotel is located in Mount Arlington, New Jersey. The hotel is located along Interstate 80 in Morris County, which is a center of corporate activity between Parsippany and the Free Trade Zone.

       . Crowne Plaza Portland - Portland/Shelton LLC, a subsidiary of the
         Operating Partnership, acquired the 161 room Crowne Plaza located in Portland, Oregon. This full-service hotel is seven miles south of downtown Portland in the suburb of Lake Oswego.

       . Ramada Plaza Hotel Shelton - Portland/Shelton LLC, a subsidiary of the
         Operating Partnership, acquired the 155 room full service Ramada Plaza located in Shelton, Connecticut. The hotel offers panoramic views of the Naugatuck Valley community and is strategically located in the heart of one of Connecticut's fastest growing corporate and industrial centers.


         Each of the Prime Group I Acquisition hotels are leased and managed by independent lessees (together the "Prime Lessee") that are affiliates of Prime Hospitality Corp., a NYSE listed company ("Prime"), pursuant to separate participating leases (the "Participating Leases"). The Participating Leases entered into with the Prime Lessee are for a term of 10 years and prohibit the Operating Partnership from selling the hotels for a period of three years but otherwise have terms and conditions substantially similar to the Operating Partnership's other Participating Leases.

         The Prime Lessee is required to maintain a minimum net worth of $3.4 million through the end of 1998, and thereafter an amount equal to 17.5% of the aggregate rent paid to the Company in the prior years in the form of cash, marketable securities and/or letter(s) of credit or any combination thereof. Moreover, Prime, which owns the Prime Lessee, is contractually obligated to wholly own the Prime Lessee during the term of the Participating Leases.

         The cash required to purchase the Prime Group I Acquisition hotels was provided by borrowings under the Operating Partnership's credit facility from its credit facility lenders, Societe Generale, Southwest Agency, Bank One, Texas, N.A., Bank of Nova Scotia and Wells Fargo Bank, National Association.

         The Company currently owns an approximate 89.3% interest in the Operating Partnership. AGH GP, Inc., a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership and owns a 1.0% interest in the Operating Partnership. AGH LP, Inc., also a wholly owned subsidiary of the Company, owns an 88.3% limited partnership interest in the Operating Partnership. The remaining 10.7% interest is held by the former owners of the hotels acquired by the Operating Partnership.

         Salomon Smith Barney acted as an advisor to the Company in connection with the Prime Group I Acquisition.


ITEM 5.  OTHER EVENTS

         The Company has entered into contracts to purchase an additional 31 hotels (the "Proposed Acquisition Hotels") for purchase prices aggregating approximately $628 million. The purchases of the Proposed Acquisition Hotels are subject to satisfactory completion of various closing conditions and therefore no assurance can be given that any or all of these acquisitions will be completed. Set forth below are summary descriptions of the Proposed Acquisition Hotels.

       . Prime Group II Acquisition - This acquisition consists of 11 full-service hotels (together with the Prime Group I Acquisition hotels, the "Prime Portfolio Acquisition") containing 2,210 guest rooms. The closing of the purchase is scheduled between September 30, 1998 and March 31, 1999. The purchase price is payable entirely in cash. In 1998, Prime is obligated to complete an $18 million improvement program on the Prime Group II Acquisition hotels and the closing of the Prime Group II Acquisition will follow the completion of the renovation program. Each of the Prime Group II Acquisition hotels is expected to be leased and managed by the Prime Lessee or other affiliates of Prime. The Prime Group II Acquisition hotels are operated under franchise affiliations with Crowne Plaza, Holiday Inn, Radisson, Sheraton and Ramada. A description of the hotels is as follows:

             . Armonk, New York -- This 140-room Ramada full-service hotel is located in the Westchester Business Park, approximately 35 miles north of New York City.

             . Danbury, Connecticut -- This 181-room Ramada full-service hotel is located along Interstate 84 in the center of Danbury, Connecticut.

             . Elmsford, New York -- This 101-room Ramada full-service hotel is located between White Plains, New York and the Tappan Zee Bridge.

             . Fairfield, New Jersey -- This 176-room Ramada full-service hotel is located along Route 46 in a commercial district. The hotel has access to Interstate 80 and the Garden State Parkway.

             . Fairfield, New Jersey -- This 240-room full-service Radisson
               Hotel & Suites is located along Route 46 in Fairfield, New
               Jersey.

             . Hasbrouck Heights, New Jersey -- This 335-room Crowne Plaza full-
               service hotel has access from Interstate 80 and the major arteries of Route 17 and Route 46.

             . Jamesburg (Monroe), New Jersey -- This 150-room Holiday Inn full-
               service hotel is located in a major industrial park in Northern New Jersey off the New Jersey Turnpike.

             . Princeton, New Jersey -- This 240-room Holiday Inn full-service hotel has a prominent location at the northern entry to the Princeton commercial corridor along US 1.

             . Saratoga Springs, New York -- This 240-room Sheraton full-service hotel is located in downtown Saratoga Springs, the home to one of New York's primary thoroughbred horse racing facilities and a major leisure and meeting center.

             . Secaucus, New Jersey -- This 151-suite Radisson full-service hotel is located in the Harmon Meadow Commercial Complex, a retail and office park in the Meadowlands area.

             . Trevose, Pennsylvania -- This 272-room Radisson full-service hotel is located in the township of Trevose, Pennsylvania, approximately one mile from the intersection of US 1 and Interstate 276/Pennsylvania Turnpike.

       . Potomac Portfolio Acquisition - This acquisition consists of three full service hotels and one limited-service hotel containing 815 guest rooms. The Company expects to complete the Potomac Portfolio Acquisition by January 31, 1998. The purchase price is payable entirely in cash.

         The Company expects that the Potomac Portfolio Acquisition hotels will be leased to AGH Leasing, L.P. ("AGH Leasing") and managed by American General Hospitality, Inc. ("AGHI"). The Potomac Portfolio Acquisition hotels are operated under franchise affiliations with Holiday Inn, Ramada and Holiday Inn Express. A description of the hotels is as follows:

             . Alexandria, Virginia -- This 258-room Ramada Plaza full-service hotel is positioned favorably near historic "Old Town"
               Alexandria.

             . Alexandria, Virginia -- This 178-room Holiday Inn and Suites full-service hotel is located five miles from Washington, D.C.

             . Annapolis, Maryland -- This 220-room Holiday Inn full-service hotel is near the U.S. Naval Academy and the Maryland state capitol.

             . Hanover, Maryland -- This 159-room Holiday Inn Express limited-
               service hotel is approximately 2.5 miles from Baltimore/Washington International Airport and is the closest hotel to the National Security Agency.

       . FSA Portfolio Acquisition - This acquisition consists of 12 full-service and two limited-service hotels containing 3,229 guestrooms. The Company expects to complete the FSA Portfolio Acquisition by mid-February 1998. The purchase price is payable entirely in cash. The Company intends to strategically dispose of five of the FSA Portfolio Acquisition hotels either as a group or individually. Thirteen of the FSA Portfolio Acquisition hotels will be leased to AGH Leasing and managed by AGHI. The Company expects that the remaining FSA Portfolio Acquisition hotel will continue to be leased to and managed by its current independent operator. The FSA Portfolio Acquisition Hotels are operated under franchise affiliations with DoubleTree, Radisson, Courtyard by Marriott, Holiday Inn, Ramada, Howard Johnson and Select Inn. A description of the hotels is as follows:

             . Bloomington, Minnesota -- This 148-room Select Inn full-service hotel is located approximately eight miles from the Minneapolis - St. Paul International Airport and approximately five miles from the Mall of America.

             . Century City, California -- This 134-room Courtyard by Marriott full-service hotel is located on the western edge of Century City, two miles from UCLA, ten miles from the Los Angeles International Airport and ten miles from the Los Angeles central business district.

             . Clearwater Beach, Florida -- This 426-room DoubleTree Resort full-service hotel is located directly on Clearwater Beach, a resort island approximately one mile west of downtown Clearwater.

             . Clearwater Beach, Florida -- This 289-room Ramada Inn full-
               service hotel consists of two guest room towers; one with nine stories and one with seven stories in Clearwater Beach, a resort island approximately one mile west of Clearwater.

             . Fort Lauderdale Beach, Florida -- This 240-room Holiday Inn full-
               service hotel is a 13-story hotel with penthouse meeting rooms.

             . Key Largo, Florida -- This 100-room Howard Johnson limited-
               service hotel is located on Florida Bay in Key Largo, the key entrance from mainland Florida to the Florida Keys.

             . Lake Buena Vista (Walt Disney Village), Florida -- This 323-room
               Courtyard by Marriott full-service hotel is located in Walt Disney Village and is within walking distance of the Disney Village Market Place, Planet Hollywood and Pleasure Island.

             . Madeira Beach, Florida -- This 149-room Holiday Inn full-service hotel is located in Madeira Beach, a leisure oriented destination area on the world famous white sand Gulf beaches of Pinellas County, Florida.

             . Marina del Rey, California -- This 276-room Courtyard by Marriott full-service hotel is within walking distance of Chase Harbor, the social, entertainment and retail center of Marina del Rey.

             . Mystic, Connecticut -- This 77-room Lodge at the Seaport limited-
               service hotel is proximate to both the Mystic area attractions and the Foxwoods Casino.

             . Richmond, Virginia -- This 280-room Holiday Inn full-service hotel is located in Richmond, Virginia in a commercial neighborhood which includes both office and retail properties.

             . Rochester, New York -- This 171-room Radisson Inn full-service hotel is adjacent to the Rochester Institute of Technology three miles from Rochester Airport.

             . St. Louis (Forest Park), Missouri -- This 120-room Holiday Inn full-service hotel is located in an area known as Midtown in St. Louis. The hotel is six miles from downtown St. Louis and one mile from Forest Park, which is home to the St. Louis Zoo, Science Center, Art Museum, Missouri Historical Museum and MUNY Opera.

             . Tampa (Tampa Airport), Florida -- This 496-room DoubleTree full-
               service hotel is located adjacent to Tampa International Airport, a primary source of commercial and air crew demand.

       . Holiday Inn O'Hare International Hotel - The Holiday Inn O'Hare
         International Hotel is a full-service hotel with 507 guestrooms located near O'Hare International Airport and directly across from the Rosemont, Illinois Convention Center. The purchase price is payable with a combination of cash, the issuance of approximately 1,370,370 Class C OP Units (based on the fair market value of the Company's common stock as of the date hereof) and mortgage debt assumption. The Class C OP Units bear a preferred annual distribution rate of $1.89 per Class C OP Unit until such time the dividend distribution rate for the Class C OP Units shall equal the distribution rate on the Company's common stock. In addition, the holders of the Class C OP Units are entitled to receive additional OP Units if the fair market value of the Company's common stock (as reported on the New York Stock Exchange, Inc.) is not trading at least $30 per share on the anniversary date of the closing of the acquisition. The Company expects to complete the acquisition by January 31, 1998 and that upon acquisition that the hotel will be leased to AGH Leasing and managed by AGHI.

       . Madison Hotel - The acquisition will occur following the complete renovation of the hotel to a full-service 202 room Holiday Inn. The acquisition of the hotel is conditioned upon the seller's renovation of the hotel, which is currently owned by a private partnership, which consists primarily of AGHI shareholders and include certain executive officers of the Company. The hotel will be purchased with a combination of cash and OP Units. The Company expects that the hotel will be leased to AGH Leasing and continue to be managed by AGHI. The purchase of the Madison Hotel is expected to close during the second quarter of 1998.

       . Line of Credit Modification - On January 16, 1998 the Company received a commitment from its lead Line of Credit lenders to increase the Company's credit facility from $300 million to $600 million and upgrade the credit to an unsecured facility. The credit facility will be used principally to fund the Company's hotel acquisition and renovation programs. In addition, the commitment improves the facility's terms by, among other things, reducing its interest rate to a variable rate starting at LIBOR plus 140 basis points, depending on the Company's leverage, and extending its maturity date.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS


(a)      Financial Statements of Business Acquired

         The following audited financial statements are included in this Form 8-K:

         . Prime Portfolio Acquisition hotels as of December 31, 1994, 1995 and 1996 and unaudited information for the nine months ended September 30, 1996 and 1997
         . Potomac Portfolio Acquisition hotels as of December 31, 1996 and unaudited information for the nine months ended September 30, 1996 and 1997
         .    FSA Portfolio Acquisition hotels as of December 31, 1995 and
              1996, the nine months ended September 30, 1997 and unaudited information for the nine months ended September 30, 1996
         . Holiday Inn O'Hare International Hotel as of December 31, 1996 and unaudited information for the nine months ended September 30, 1996 and 1997


                                   Index to Financial Statements                                   Page
                                   -----------------------------                                   ----
           Prime Portfolio Acquisition
             Report of Independent Accountants                                                      F-1
             Balance Sheets as of December 31, 1995 and 1996 and
                   September 30, 1997 (unaudited)                                                   F-2
             Statements of Operations for the Years Ended December 31, 1994,
                   1995 and 1996 and the Nine Months Ended
                   September 30, 1996 and 1997 (unaudited)                                          F-3
             Statements of Equity for the Years Ended December 31, 1994, 1995
                   and 1996 and the Nine Months Ended September 30, 1997
                   (unaudited)                                                                      F-4
             Statements of Cash Flows for the Years Ended December 31, 1994,
                   1995 and 1996 and the Nine Months Ended
                   September 30, 1996 and 1997 (unaudited)                                          F-5
             Notes to Financial Statements                                                          F-6
             Schedule III - Real Estate and Accumulated Depreciation
                   As of December 31, 1996                                                         F-11

           Potomac Portfolio Acquisition
             Report of Independent Accountants                                                     F-13
             Balance Sheets as of December 31, 1996 and
                   September 30, 1997 (unaudited)                                                  F-14
             Statements of Operations for the Year Ended December 31, 1996
                   and the Nine Months Ended September 30, 1996
                   and 1997 (unaudited)                                                            F-15
             Statements of Equity for the Year Ended December 31, 1996
                   and the Nine Months Ended September 30, 1997 (unaudited)                        F-16
             Statements of Cash Flows for the Year Ended December 31, 1996
                   and the Nine Months Ended September 30, 1996 and 1997
                   (unaudited)                                                                     F-17
             Notes to Financial Statements                                                         F-18
             Schedule III - Real Estate and Accumulated Depreciation
                   As of December 31, 1996                                                         F-21




           FSA Portfolio Acquisition
             Report of Independent Accountants                                                     F-22
             Balance Sheets as of December 31, 1996 and September 30, 1997                         F-23
             Statements of Operations for the Year Ended December 31, 1996
                   and the Nine Months Ended September 30, 1996 (unaudited)
                   and 1997                                                                        F-24
             Statements of Equity for the Year Ended December 31, 1996
                   and the Nine Months Ended September 30, 1997                                    F-25
             Statements of Cash Flows for the Year Ended December 31, 1996
                   and the Nine Months Ended September 30, 1996 (unaudited)
                   and 1997                                                                        F-26
             Notes to Financial Statements                                                         F-27
             Schedule III - Real Estate and Accumulated Depreciation
                   As of December 31, 1996                                                         F-31

           Holiday Inn O'Hare International Airport
             Report of Independent Accountants                                                     F-33
             Balance Sheets as of December 31, 1996 and
                   September 30, 1997 (unaudited)                                                  F-34
             Statements of Operations for the Year Ended December 31, 1996
                   and the Nine Months Ended September 30, 1996
                   and 1997 (unaudited)                                                            F-35
             Statements of Equity for the Year Ended December 31, 1996
                   and the Nine Months Ended September 30, 1997 (unaudited)                        F-36
             Statements of Cash Flows for the Year Ended December 31, 1996
                   and the Nine Months Ended September 30, 1996 and 1997
                   (unaudited)                                                                     F-37
             Notes to Financial Statements                                                         F-38
             Schedule III - Real Estate and Accumulated Depreciation
                   As of December 31, 1996                                                         F-41


(b)       Unaudited Pro Forma Financial Information

                              Index to Pro Forma Financial Statements                             Page
                              ---------------------------------------                             ----
           American General Hospitality Corporation
               Pro Forma Balance Sheet as of September 30, 1997 (unaudited) ..............        F-42
               Pro Forma Statements of Operations for the Year Ended
                   December 31, 1996 and the Nine Months Ended
                   September 30, 1997 (unaudited) ........................................        F-45

           AGH Leasing, L.P.
               Pro Forma Statements of Operations for the Year Ended
                   December 31, 1996 and the Nine Months Ended
                   September 30, 1997 (unaudited) ........................................        F-49

           Clifton Holding Corp.
               Pro Forma Statements of Operations for the Year Ended
                   December 31, 1996 and the Nine Months Ended
                   September 30, 1997 (unaudited) .........................................       F-53



(c)      The following are filed as Exhibits to this Report.



Exhibit No.                                          Description
-----------                                          -----------
2.1                 Amended and Restated Purchase and Sale Agreement,  dated January 7, 1998, between Prime and the Operating Partnership (Crowne Plaza Suites Las Vegas)
2.2                 Amended and Restated Purchase and Sale Agreement,  dated January 7, 1998, between Prime and the Operating Partnership (St. Tropez Suites Las Vegas)
2.3                 Amended and Restated Purchase and Sale Agreement,  dated January 7, 1998, between Prime and the Operating Partnership (Ramada Inn Mahwah)
2.4                 Amended and Restated Purchase and Sale Agreement,  dated January 7, 1998, between Prime and the Operating Partnership (Ramada Plaza Meriden)
2.5                 Amended and  Restated  Purchase  and Sale  Agreement,  dated  January 7, 1998,  between
                    Mahwah Holding Corp. and the Operating Partnership (Sheraton Crossroads Hotel Mahwah)
2.6                 Amended and Restated Purchase and Sale Agreement,  dated January 7, 1998, between Prime and Mt. Arlington New Jersey, LLC (Sheraton Four Points Hotel Mount Arlington)
2.7                 Amended and  Restated  Purchase  and Sale  Agreement,  dated  January 7, 1998,  between
                    Fairfield Holding Corp. and Portland/Shelton LLC (Crowne Plaza Portland)
2.8                 Amended and  Restated  Purchase  and Sale  Agreement,  dated  January 7, 1998,  between
                    Fairfield Holding Corp. and Portland/Shelton LLC (Ramada Plaza Shelton)
2.9                 Form of  Participating  Lease for the Prime  Group I  Acquisition  hotels and the Lease
                    Modification   Letter,  dated  January  7,  1998,  from  American  General  Hospitality
                    Operating Partnership, L.P. to Prime Hospitality Corp.
10.1                Commitment Letter and Term sheet, dated January 15, 1998 for credit facility.
23.1                Consent of Coopers & Lybrand, L.L.P.


                                   SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 23, 1998

                                    American General Hospitality Corporation
                                    (Registrant)



                                    By:  /s/ KENNETH E. BARR
                                         --------------------------------

                                    Kenneth E. Barr
                                    Executive Vice President and
                                    Chief Financial Officer
                                    (Principal Financial Officer)

                       Report of Independent Accountants


To the Board of Directors
American General Hospitality Corporation

     We have audited the accompanying combined balance sheets and financial statement schedule of the Prime Portfolio Acquisition Hotels (described in Note
1) as of December 31, 1994, 1995 and 1996 and the related combined statements of operations, equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Prime Portfolio Acquisition Hotels' management. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") as described in Note 1 to the financial statements and are not intended to be a complete presentation of the Prime Portfolio Acquisition Hotels.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Prime Portfolio Acquisition Hotels as of December 31, 1994, 1995, and 1996, and the results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above which is presented for the purpose of additional analysis and to comply with the rules and regulations of the SEC, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                                COOPERS & LYBRAND L.L.P.




Dallas, Texas
December 19, 1997, except for Note 7
which is dated January 9, 1998

                      PRIME PORTFOLIO ACQUISITION HOTELS

                            COMBINED BALANCE SHEETS

                                                                    December 31,
                                                            -----------------------------    September 30,
                                                                1995            1996              1997
                                                            ------------    -------------    --------------
                             ASSETS                                                           (unaudited)
 Investments in hotel properties, at cost:
      Land and land improvements.......................    $ 22,612,313    $  18,703,642   $    21,699,000
      Building and improvements........................     123,169,831      125,658,540       136,616,325
      Furniture, fixtures and equipment................      35,760,453       39,173,323        43,995,563
                                                           -------------   --------------  ----------------

                                                            181,542,597      183,535,505       202,310,888

 Less: accumulated depreciation........................      22,594,494       19,720,190        27,877,973
                                                           -------------   --------------  ----------------

 Net investment in hotel properties....................     158,948,103      163,815,315       174,432,915
 Cash and cash equivalents.............................         789,345        1,802,509         2,349,403
 Restricted cash.......................................       1,229,952          700,114           489,870
 Accounts receivable, net..............................       4,396,132        5,545,669         6,065,275
 Inventories...........................................       2,047,777        2,387,036         2,456,510
 Prepaid expenses......................................       2,817,776          951,887         1,125,685
 Deferred expenses.....................................       2,739,175        2,279,492         2,221,459
 Other assets..........................................          62,669           77,526            63,859
                                                           -------------   --------------  ----------------

      Total assets.....................................    $173,030,929    $ 177,559,548   $   189,204,976
                                                           =============   ==============  ================

                     LIABILITIES AND EQUITY

 Mortgage payable......................................    $ 79,457,417    $  38,078,025   $    36,016,004
 Intercompany advance..................................      59,361,379       92,828,197        92,089,851
 Accounts payable, trade...............................       3,067,294        2,718,169         2,414,290
 Accrued expenses and other liabilities................       5,150,764        4,941,806         6,188,234
                                                           -------------   --------------  ----------------

      Total liabilities................................     147,036,854      138,566,197       136,708,379

 Commitments and contingencies (Note 5)
 Capital...............................................      24,136,846       23,952,105        23,952,105
 Retained earnings.....................................       1,857,229       15,041,246        28,544,492
                                                           -------------   --------------  ----------------

      Total equity.....................................      25,994,075       38,993,351        52,496,597
                                                           -------------   --------------  ----------------

      Total liabilities and equity.....................    $173,030,929    $ 177,559,548   $   189,204,976
                                                           =============   ==============  ================

         The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                            Nine Months Ended
                                                            December 31,                      September 30,
                                              ---------------------------------------   -------------------------
                                                 1994          1995          1996          1996          1997
                                              -----------   -----------   ------------  -----------   -----------
                                                                                        (unaudited)   (unaudited)
Revenues:
       Room revenue.......................... $53,509,863   $61,374,689   $ 75,762,299   $56,230,804   $66,320,843
       Food and beverage revenue.............  31,072,682    32,398,484     35,149,769    24,043,936    26,983,933
       Other revenue.........................   4,958,848     3,918,088      3,557,400     2,665,392     3,140,478
                                              ------------  ------------  -------------  ------------  ------------

            Total revenue....................  89,541,393    97,691,261    114,469,468    82,940,132    96,445,254
                                              ------------  ------------  -------------  ------------  ------------

 Expenses:
       Property operating costs and expenses.  15,864,464    17,779,877     20,530,841    15,044,498    16,994,165
       Food and beverage costs and expenses..  22,957,777    23,872,749     25,896,719    18,476,590    20,172,664
       General and administrative............   5,417,544     6,550,258      7,752,288     5,673,493     6,245,326
       Advertising and promotion.............   5,044,528     5,577,807      6,620,451     4,919,765     5,156,895
       Repairs and maintenance...............   4,201,669     4,588,975      4,937,985     3,685,800     3,959,017
       Utilities.............................   4,956,843     5,377,086      5,798,292     4,422,299     4,592,378
       Management fees.......................   3,055,991     3,268,342      3,693,651     2,697,981     3,052,692
       Franchise costs.......................   1,605,296     1,841,240      2,213,297     1,661,131     2,042,486
       Depreciation and amortization.........   3,296,625     5,410,831      8,551,401     6,157,598     8,220,683
       Real estate and personal property
         taxes, and property insurance.......   3,936,981     3,360,570      3,375,206     2,587,327     2,882,670
       Interest expense......................   8,343,184     6,498,968      4,179,695     3,308,824       853,139
       Lease expense.........................   4,644,525     5,028,341      7,172,184     5,348,569     5,855,965
       Other expense.........................      76,263        66,095         47,855        35,891       752,168
                                              ------------  ------------  -------------  ------------  ------------

            Total expenses...................  83,401,690    89,221,139    100,769,865    74,019,766    80,780,248
                                              ------------  ------------  -------------  ------------  ------------

            Net income....................... $ 6,139,703   $ 8,470,122   $ 13,699,603   $ 8,920,366   $15,665,006
                                              ============  ============  =============  ============  ============

         The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                         COMBINED STATEMENTS OF EQUITY

 Balance, December 31, 1993...............................................................  $     11,937,250
       Net income.........................................................................         6,139,703
                                                                                            -----------------

 Balance, December 31, 1994...............................................................        18,076,953
       Distributions......................................................................           553,000
       Net income.........................................................................         8,470,122
                                                                                            -----------------

 Balance, December 31, 1995...............................................................        25,994,075
       Distributions......................................................................           700,327
       Net income.........................................................................        13,699,603
                                                                                            -----------------

 Balance, December 31, 1996...............................................................        38,993,351
       Distributions (unaudited)..........................................................         2,161,760
       Net income (unaudited).............................................................        15,665,006
                                                                                            -----------------

 Balance, September 30, 1997 (unaudited)..................................................  $     52,496,597
                                                                                            =================


         The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS


                                                            December 31,                        September 30,
                                               ----------------------------------------   --------------------------
                                                  1994           1995          1996           1996          1997
                                               ----------------------------------------   ------------  ------------
 Cash flow from operating activities:........                                             (unaudited)   (unaudited)
    Net income............................... $  6,139,703   $  8,470,122 $  13,699,603   $  8,920,366  $ 15,665,006
    Adjustments to reconcile net income to
      net cash provided by
      operating activities:
    Depreciation and amortization............    3,296,625      5,410,831     8,551,401      6,157,598     8,220,683
    Changes in assets and liabilities:
      Restricted cash........................      419,132       (622,075)      529,838      1,048,651       210,244
      Accounts receivable....................   (1,142,691)    (1,532,899)   (1,149,537)    (1,477,913)     (519,606)
      Inventories............................     (212,323)      (748,303)     (339,259)      (481,077)      (69,474)
      Prepaid expenses.......................    1,219,761        (98,817)    1,865,889      1,359,123      (173,798)
      Other assets...........................        8,947         50,577       (14,857)       (14,857)       13,667
      Accounts payable.......................      232,246        758,418      (349,125)      (765,388)     (303,879)
      Accrued expenses and other liabilities.      785,464      1,534,536      (208,958)       444,074     1,246,428
                                             -------------  ------------- -------------  ------------- -------------

         Net cash provided by operating
           activities........................   10,746,864     13,222,390    22,584,995     15,190,577    24,289,271
                                             -------------  ------------- -------------  ------------- -------------

 Cash flows from investing activities:
    Acquisition of hotel properties, net of
      cash acquired..........................  (11,797,879)   (15,258,563)   (4,310,617)    (4,310,617)  (11,179,945)
    Improvements and additions to properties.   (7,561,190)   (20,162,146)   (8,472,233)    (6,502,968)   (7,493,530)
                                             -------------  ------------- -------------  ------------- -------------

         Net cash used in investing
           activities.......................   (19,359,069)   (35,420,709)  (12,782,850)   (10,813,585)  (18,673,475)
                                             -------------  ------------- -------------  ------------- -------------

 Cash flows from financing activities:
    Principal payments on borrowings.........   (1,546,262)    (1,732,452)  (41,379,392)   (41,083,153)   (2,062,021)
    Proceeds from borrowings.................                  13,550,000
    Payment of deferred costs................                  (2,291,917)     (176,080)      (129,810)     (106,775)
    Increase (decrease) in intercompany
      advance................................   10,579,774     12,695,407    33,466,818     38,246,915      (738,346)
    Distributions paid.......................                    (553,000)     (700,327)      (150,327)   (2,161,760)
                                             -------------  ------------- -------------  ------------- -------------

         Net cash used in financing
           activities........................    9,033,512     21,668,038    (8,788,981)    (3,116,375)   (5,068,902)
                                             -------------  ------------- -------------  ------------- -------------

 Net change in cash and cash equivalents.....      421,307       (530,281)    1,013,164      1,260,617       546,894
 Cash and cash equivalents at beginning of
   period...................................       898,319      1,319,626       789,345        789,345     1,802,509
                                             -------------  ------------- -------------  ------------- -------------

 Cash and cash equivalents at end of period.. $  1,319,626   $    789,345  $  1,802,509   $  2,049,962  $  2,349,403
                                             =============  ============= =============  ============= =============

 Supplemental disclosures of cash
   flow information:
    Cash paid during the year for interest... $  7,259,053   $  5,819,637  $  5,799,881   $  4,874,085  $    996,415
                                             =============  ============= =============  ============= =============

         The accompanying notes are an integral part of these combined financial statements.

                      PRIME PORTFOLIO ACQUISITION HOTELS

                         NOTES TO FINANCIAL STATEMENTS


1.  Organization and Basis of Presentation

         Organization - American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant"), together with two of its subsidiaries, Mt. Arlington L.L.C and Portland/Shelton L.L.C will acquire a 100% ownership interest in nineteen hotels (the "Prime Portfolio Acquisition Hotels") from entities unaffiliated with the Company, the Operating Partnership or its subsidiaries (the "Selling Corporations"). The portfolio will be purchased in two phases. Eight hotels ("Prime Group I Acquisition") were acquired on January 8, 1998 and the remaining eleven hotels ("Prime Group II Acquisition") will be acquired between September 30, 1998 and March 31, 1999. The Company, established to acquire, own and lease hotel properties, was formed as a Maryland corporation qualifying as a real estate investment trust ("REIT"). The Company completed an Initial Public Offering of its common stock on July 31, 1996.

         Basis of Presentation - The accompanying combined financial statements of the Prime Portfolio Acquisition Hotels have been prepared to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") and are presented on a combined basis consistent with the Company due to anticipated common ownership and management since the entities will be the subject of a business combination with the Company. The Prime Portfolio Acquisition Hotels consist of the following:

 Property Name                            Location                       No. of Rooms
 -------------                            --------                       ------------
 Prime Group I Acquisition:
 St. Tropez Suites Las Vegas              Las Vegas, Nevada                         149
 Crowne Plaza Suites Las Vegas            Las Vegas, Nevada                         201
 Ramada Inn Mahwah                        Mahwah, New Jersey                        128
 Sheraton Crossroads Hotel Mahwah         Mahwah, New Jersey                        225
 Ramada Plaza Meriden                     Meriden, Connecticut                      150
 Sheraton Four Points Hotel Mt. Arlington Mt. Arlington, New Jersey                 124
 Crowne Plaza Portland                    Portland, Oregon                          161
 Ramada Plaza Shelton                     Shelton, Connecticut                      155
                                                                         ---------------
                                                                                  1,293
                                                                         ---------------
 Prime Group II Acquisition:
 Ramada Inn Armonk                        Armonk, New York                          140
 Ramada Inn Danbury                       Danbury, Connecticut                      181
 Ramada Inn Elmsford                      Elmsford, New York                        101
 Radisson Hotel and Suites Fairfield      Fairfield, New Jersey                     204
 Ramada Inn Fairfield                     Fairfield, New Jersey                     176
 Crowne Plaza Hotel Hasbrouck Heights     Hasbrouck Heights, New Jersey             355
 Holiday Inn Jamesburg                    Jamesburg, New Jersey                     150
 Holiday Inn Princeton                    Princeton, New Jersey                     240
 Sheraton Hotel Saratoga Springs          Saratoga Springs, New York                240
 Radisson Suites Secaucus                 Secaucus, New Jersey                      151
 Radisson Hotel Trevose                   Trevose, Pennsylvania                     272
                                                                         ---------------
                                                                                  2,210
                                                                         ---------------
 Total Prime Portfolio Acquisition Hotels                                         3,503
                                                                         ===============

                      PRIME PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS


         In February 1997, the Selling Corporations acquired the Holiday Inn Jamesburg for approximately $11.2 million in cash. The acquisition was accounted for as a purchase and accordingly, the revenues and expenses have been included in reported results from the date of acquisition.

         In September 1996, the Selling Corporations acquired the Radisson Suites Secaucus for $16.5 million including $12.2 million in assumed debt. The results of operations for periods prior to acquisition by the selling corporation have been included in the accompanying financial statements.

         In August 1995, the Selling Corporation acquired the St. Tropez Suites Las Vegas for $15.2 million. The results of operations for periods prior to acquisition by the Selling Corporations have been included in the accompanying financial statements.

         The Selling Corporations conducted business as taxable corporations. These financial statements have been prepared to show the operations and financial position of the combined Prime Portfolio Acquisition Hotels, substantially all of whose assets and operations will be acquired by the Company. The Company is a REIT and accordingly, will not pay any federal income taxes, therefore, the financial statements have been presented on a pretax basis.

2.  Summary of Significant Accounting Policies

         Investment in Hotel Properties - The hotel properties are stated at cost and are depreciated using the straight-line method over estimated useful lives of 20-40 years for building and improvements and 3-10 years for furniture, fixtures and equipment.

         The owners of the Prime Portfolio Acquisition Hotels review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owners of the Prime Portfolio Acquisition Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows.

         Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

         Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

         Restricted Cash - Restricted cash consists primarily of amounts held in escrow principally for capital and property tax reserves.

         Inventories - Inventories consist primarily of supplies, food and beverage items; china; glass and silver; and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

         Deferred Expenses - Deferred expenses primarily consist of deferred loan costs and license fees. Amortization of deferred loan costs is computed using the effective yield method based upon the terms of the loan agreement. Amortization of license fees is computed using the straight-line method over the life of the agreement.

         Income Taxes - The Prime Portfolio Acquisition Hotels results of operations are included in the tax returns of the owners. The owner's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the owners could be changed accordingly. The Company is a REIT and will therefore not be subject to corporate income taxes. Accordingly, the combined statements of operations contain no provision for federal income taxes.

                      PRIME PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS



         Revenue Recognition - Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within the owners' estimates.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Concentration of Credit Risk - At December 31, 1996, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $1,021,750.

         Seasonality - The hotel industry is seasonal in nature. Generally, revenue at these hotels is greater in the second and third quarters of a calendar year.

         Recently Issued Statement of Financial Accounting Standards - The Prime Portfolio Acquisition Hotels adopted the Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," during the year ended December 31, 1995. The adoption of SFAS No. 121 had no material effect on the Prime Portfolio Acquisition Hotels financial statements.

         Interim Financial Information - The unaudited interim financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 have been prepared pursuant to the rules and regulations of the SEC. The notes to the interim financial statements included herein are intended to highlight significant changes to the notes to the December 31, 1996 combined financial statements and present interim disclosures required by the SEC. The accompanying interim combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the combined interim financial statements. All such adjustments are of a normal and recurring nature.

3.  Debt

         Debt consists of the following:

                                                                                         December 31,
                                                                              ------------------------------------
                                                                                    1995                1996
                                                                              ----------------    ----------------
 First mortgage notes payable in monthly installments including interest at fixed rates ranging from 9.2% to 12.455% maturing at various dates
 through November 2014....................................................   $      16,801,378   $      10,443,781

 First mortgage notes payable in monthly installments including interest at floating rates ranging from prime
 (8.25% at December 31, 1996)  to prime plus 4.75%  maturing
 at various dates through July 2007.......................................          62,656,039          27,634,244
                                                                             -----------------   -----------------

                                                                             $      79,457,417   $      38,078,025
                                                                             =================   =================

         Mortgage debt is collateralized by the investment in hotel properties.

         The Selling Corporations incurred debt of $1,550,000 in connection with the purchase of the Holiday Inn Princeton in January 1995. The Selling Corporations also incurred debt of $12,000,000 in connection with the purchase of the Sheraton Crossroads Hotel Mahwah in February 1995.

                      PRIME PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS


         Aggregate annual principal payments for the Prime Portfolio Acquisition Hotels' debt at December 31, 1996 are as follows:


 Year                                                Amount
 ----                                            ---------------
  1997 .....................................   $      8,077,933
  1998 .....................................          8,783,910
  1999 .....................................          8,333,758
  2000 .....................................          1,351,681
  2001 .....................................            560,112
  Thereafter ...............................         10,970,631
                                                 ---------------
                                               $     38,078,025
                                                 ===============

4.       Leases

         Eight of the Prime Portfolio Acquisition hotels are subject to leases with third parties with respect to the building and/or land underlying each such hotel. The leases require the tenant to pay all expenses of owning and operating the hotels, including real estate taxes and structural maintenance and repairs.

         The Radisson Hotel and Suites Secaucus is encumbered by a ground lease expiring in June 2062. The lease requires minimum rent payments equal to the sum of the number of guest rooms times $1,000 and percentage rent payments equal to 10% of the gross room revenue in excess of the number of guest rooms times $23,500.

         The Ramada Inn Fairfield is encumbered by a ground lease expiring in November 2000 with two extension options of 10 years each and one extension option of 20 years. The lease requires minimum annual lease payments of $364,440 payable in equal monthly installments.

         The Ramada Inn Armonk is encumbered by a ground lease expiring in June 2000 with five additional five year renewal options. The lease requires minimum annual lease payments of $261,468 plus a percentage rent equal to 10% of gross room receipts in excess of $7,000, multiplied by the number of guest rooms at the hotel, less applicable use and occupancy taxes.

         The building and underlying land related to the Radisson Hotel and Suites Fairfield is encumbered by a lease expiring in December 1999 with three renewal options of 10 years each. Minimum annual lease payments are based upon the amount due under existing mortgages held by the lessor plus an amount equal to 10% of net operating income.

         The building and underlying land related to the Holiday Inn Princeton is encumbered by a lease expiring in December 2004 with three renewal options of 10 years each. Minimum annual lease payments are based upon the amount due under existing mortgages held by the lessor plus a percent of net operating income, as defined, ranging from 5% to 22.5%.

         The building and underlying land related to the Ramada Inn Elmsford is encumbered by a lease expiring in December 2003 with five renewal options of five years each. The lease requires minimum annual lease payments of $273,552 plus a percentage rent of 10% of gross room receipts in excess of $7,500, multiplied by the number of guest rooms at the hotel, less all applicable use and occupancy taxes.

         The building, underlying land, and certain equipment related to the Sheraton Hotel Saratoga Springs is encumbered by a lease expiring in December 2007. Minimum annual lease payments are based on an amount equal to one-sixth of the amount payable by the lessor as interest on the next interest payment date and one-twelfth of the amount payable by the lessor as principal on the next bond payment date.

         The building and underlying land related to the Sheraton Four Points Hotel Mt. Arlington is encumbered by a lease expiring in August 1998 with 99 one year renewal options. Renewals will be automatic unless the lessor is notified in writing, at least 60 days before the end of the initial term or any renewal term, of the lessee's election not to renew.

                      PRIME PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS


In the event the lessee notifies the lessor of its election not to renew the lease, the lessor shall have the option to convert the lease to a management agreement between the lessor, as owner, and lessee, as managing agent. Management fee payments would equal 5% of gross receipts from the operation of the hotel and would expire five years after its commencement. Minimum annual lease payments are based on i) an amount equal to the required monthly bond payments due from the lessor to the New Jersey Economic Development Authority,
ii) monthly installments due to the lessor of $5,833, and iii) a percentage rent due to the lessor, payable annually, in the amount of 5% of gross room receipts in excess of $20,000, multiplied by the number of guest rooms, less applicable use and occupancy taxes.

5.  Commitments

         The intercompany advance is due to the Selling Corporations and their affiliates for advances used to pay for operating expenses incurred, management fees, and mortgage financings. The intercompany advance is non-interest bearing.

         Management fees of 3% to 5% of gross revenues of each hotel are paid to an affiliate of the hotels.

         Franchise fees represent the annual expense for franchise royalties and reservation services under the terms of the hotel franchise agreement. The Prime Portfolio Acquisition Hotels' franchise fees range from 1.5% to 5% of gross room revenue.

         The Prime Portfolio Acquisition Hotels are required to remit 1% to 4.5% of gross room revenue to franchisers for sales and advertising expenses incurred to promote the hotels at the national level. Additional sales and advertising costs are incurred at the local property level.

6.  Fair Value of Financial Instruments

         Statement of Financial Accounting Standards 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Prime Portfolio Acquisition Hotels report the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the Prime Portfolio Acquisition Hotels' debt approximates fair value due to the Prime Portfolio Acquisition Hotels' ability to obtain such borrowings at comparable interest rates.

7.  Subsequent Events

         As discussed in Note 1, the Company has entered into an agreement to purchase the Prime Portfolio Acquisition Hotels in 1998. The acquisition will be accounted for by the Company using the purchase method of accounting. These financial statements do not reflect any transaction in connection with the acquisition of the Prime Portfolio Acquisition Hotels by the Company.

         On January 8, 1998, the Company, the Operating Partnership and two of its subsidiaries purchased the first phase of the portfolio, the Prime Group I Acquisition. The acquisition was accounted for by the Company under the purchase method of accounting. Accordingly, the cost basis of the hotels changed to reflect the acquisition prices of the hotels by the Company. In addition, postacquisition debt is different than the historical debt reflected in the accompanying financial statements. The combined financial statements do not reflect any of the transactions in connection with the acquisition of the Prime Group I Acquisition by the Company.

                          NOTES TO FINANCIAL STATEMENTS

                       PRIME PORTFOLIO ACQUISITION HOTELS
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                as of and for the period ended December 31, 1996

 Real estate as of December 31, 1996:
 -----------------------------------

                                                                                                  Accumulated       Net
                                                                                                  Depreciation   Book Value
                                                         Land and   Building and                  Building and  Building and
             Description               Encumbrances   Improvements  Improvements      Total       Improvements  Improvements
             -----------               ------------   ------------  ------------      -----       ------------  ------------
 St. Tropez Suites Las Vegas                          $  4,930,378  $  10,013,384  $ 14,943,762   $    405,587  $  9,607,797

 Crowne Plaza Suites Las Vegas                           1,027,500      6,091,247     7,118,747        661,844     5,429,403

 Ramada Inn Mahwah                    $   2,890,987        216,460      1,434,642     1,651,102        202,243     1,232,399

 Sheraton Crossroads Hotel Mahwah        11,310,550      3,603,948     12,790,395    16,394,343        812,148    11,978,247

 Ramada Plaza Meriden                                      530,397      2,400,011     2,930,408        266,414     2,133,597

 Sheraton Four Points Hotel Mt.                                           189,367       189,367         28,883       160,484
   Arlington

 Crowne Plaza Portland                    5,414,882      1,508,189      9,396,678    10,904,867      1,162,310     8,234,368

 Crowne Plaza Shelton                     5,028,899      1,348,562      7,694,703     9,043,265        891,706     6,802,997

 Ramada Inn Armonk                                                        303,663       303,663         70,173       233,490

 Ramada Inn Danbury                                        642,882      2,991,246     3,634,128        391,247     2,599,999

 Ramada Inn Elmsford                                                    1,139,811     1,139,811        359,061       780,750

 Radisson Hotel and Suites Fairfield                                   19,526,377    19,526,377        492,600    19,033,777

 Ramada Inn Fairfield                                                     992,433       992,433         81,504       910,929

 Crowne Plaza Hotel Hasbrouck Heights                    3,759,476     17,833,782    21,593,258        860,887    16,972,895

 Holiday Inn Princeton                    1,262,500                     3,533,181     3,533,181        226,009     3,307,172

 Sheraton Hotel Saratoga Springs                                        8,212,527     8,212,527      1,740,171     6,472,356

 Radisson Suites Secaucus                12,170,207                    14,057,149    14,057,149        146,542    13,910,607

 Radisson Hotel Trevose                                  1,135,850      7,057,944     8,193,794        670,336     6,387,608
                                      --------------  ------------- -------------- -------------  ------------- -------------

                                      $  38,078,025   $ 18,703,642  $ 125,658,540  $144,362,182   $  9,469,665  $116,188,875
                                      ==============  ============= ============== =============  ============= =============

                                                                Life Upon
                                                    Expected      Which
                                                    Date of    Depreciation
                                        Date of     Company    in Statement
             Description               Acquisition Acquisition Is Computed
             -----------               ----------- ----------- -----------
 St. Tropez Suites Las Vegas              1994        1998      20 - 40 Yrs.

 Crowne Plaza Suites Las Vegas            1993        1998      20 - 40 Yrs.

 Ramada Inn Mahwah                        1992        1998      20 - 40 Yrs.

 Sheraton Crossroads Hotel Mahwah         1994        1998      20 - 40 Yrs.

 Ramada Plaza Meriden                     1993        1998      20 - 40 Yrs.

 Sheraton Four Points Hotel Mt.           1984        1998      20 - 40 Yrs.
   Arlngton

 Crowne Plaza Portland                    1993        1998      20 - 40 Yrs.

 Crowne Plaza Shelton                     1990        1998      20 - 40 Yrs.

 Ramada Inn Armonk                        1975        1998      20 - 40 Yrs.

 Ramada Inn Danbury                       1993        1998      20 - 40 Yrs.

 Ramada Inn Elmsford                      1974        1998      20 - 40 Yrs.

 Radisson Hotel and Suites Fairfield      1996        1998      20 - 40 Yrs.

 Ramada Inn Fairfield                     1974        1998      20 - 40 Yrs.

 Crowne Plaza Hotel Hasbrouck Heights     1994        1998      20 - 40 Yrs.

 Holiday Inn Princeton                     1995        1998     20 - 40 Yrs.

 Sheraton Hotel Saratoga Springs           1983        1998     20 - 40 Yrs.

 Radisson Suites Secaucus                  1996        1998     20 - 40 Yrs.

 Radisson Hotel Trevose                    1994        1998     20 - 40 Yrs.


                          NOTES TO FINANCIAL STATEMENTS

                       PRIME PORTFOLIO ACQUISITION HOTELS
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
         as of and for the period ended December 31, 1996 - (Continued)

               Reconciliation of Real Estate:
               -----------------------------

                  Balance at December 31, 1994 .................................     $   128,422,087

                    Additions ..................................................          17,360,057
                                                                                     ----------------

                  Balance at December 31, 1995 .................................         145,782,144

                    Additions  and revaluation due to hotel ownership
                      transfer, net.............................................          (1,419,962)
                                                                                     ----------------

                  Balance at December 31, 1996 .................................     $   144,362,182
                                                                                     ================


               Reconciliation of Accumulated Depreciation:
               ------------------------------------------

                  Balance at December 31, 1994 .................................     $    14,459,378

                    Depreciation and revaluation due to hotel ownership
                      transfer, net.............................................          (3,544,314)
                                                                                     ----------------

                  Balance at December 31, 1995 .................................          10,915,064

                    Depreciation and revaluation due to hotel ownership
                    transfer, net...............................................          (1,445,399)
                                                                                     ----------------

                  Balance at December 31, 1996..................................     $     9,469,665
                                                                                     ================

                       Report of Independent Accountants



To the Board of Directors
American General Hospitality Corporation

     We have audited the accompanying combined balance sheet and financial statement schedule of the Potomac Portfolio Acquisition Hotels (described in Note 1) as of December 31, 1996 and the related combined statements of operations, partners' capital and cash flows for the year then ended. These combined financial statements are the responsibility of the Potomac Portfolio Acquisition Hotels' management. Our responsibility is to express an opinion on these combined financial statements and financial statement schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Potomac Portfolio Acquisition Hotels as of December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above which is presented for the purpose of additional analysis and to comply with the rules and regulations of the Securites and Exchange Commission, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                                COOPERS & LYBRAND L.L.P.



Dallas, Texas
November 3, 1997

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                            COMBINED BALANCE SHEETS

                                                                       December 31,          September 30,
                                                                           1996                   1997
                                                                     -----------------      ----------------
                                                                                               (unaudited)
                                 ASSETS
 Investments in hotel properties, at cost:
     Land and land improvements....................................  $      3,959,897       $     3,959,897
     Building and improvements.....................................        41,881,752            41,890,244
     Furniture, fixtures and equipment.............................        11,532,784            12,418,600
                                                                     -----------------      ----------------
                                                                           57,374,433            58,268,741
 Less: accumulated depreciation....................................        21,303,016            22,703,003
                                                                     -----------------      ----------------
 Net investment in hotel properties................................        36,071,417            35,565,738
 Cash and cash equivalents.........................................                 0                     0
 Restricted cash...................................................         1,980,071             2,524,372
 Accounts receivable, net..........................................           722,379             2,371,817
 Inventories.......................................................           372,996               360,258
 Prepaid expenses..................................................           466,013             1,589,802
 Deferred expenses.................................................           647,448               577,560
 Other assets......................................................             8,900                 3,067
                                                                     -----------------      ----------------
     Total assets..................................................  $     40,269,224       $    42,992,614
                                                                     =================      ================

                   LIABILITIES AND PARTNERS' CAPITAL
 Mortgage payable..................................................  $     27,061,468       $    26,600,929
 Bank overdraft....................................................            43,952               202,239
 Payable to affiliate..............................................                                 658,171
 Accounts payable, trade...........................................           464,538               610,565
 Accrued expenses and other liabilities............................         1,016,222             1,317,754
                                                                     -----------------      ----------------
     Total liabilities.............................................        28,586,180            29,389,658

 Commitments and contingencies (Note 4)
 Partners' capital.................................................        11,683,044            13,602,956
                                                                     -----------------      ----------------
     Total liabilities and partners' capital.......................  $     40,269,224       $    42,992,614
                                                                     =================      ================

The accompanying notes are an integral part of these combined financial statements.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                       COMBINED STATEMENTS OF OPERATIONS

                                                                              Nine Months Ended
                                                                                 September 30,
                                                       December 31,     -------------------------------
                                                          1996              1996              1997
                                                    ----------------    -------------     -------------
                                                                                  (unaudited)
 Revenues:
    Room revenue..................................  $    16,343,788     $ 12,318,266      $ 13,153,364
    Food and beverage revenue.....................        6,336,526        4,502,916         4,626,149
    Other revenue.................................          797,053          571,932           695,420
                                                    ----------------    -------------     -------------
         Total revenue............................       23,477,367       17,393,114        18,474,933

 Expenses:
    Property operating costs and expenses.........        4,628,571        3,451,564         3,618,729
    Food and beverage costs and expenses..........        5,078,578        3,701,143         3,746,996
    General and administrative....................        1,633,099        1,187,808         1,256,573
    Advertising and promotion.....................        1,295,176          971,189           934,203
    Repairs and maintenance.......................        1,199,385          874,515           909,804
    Utilities.....................................        1,090,440          835,835           855,869
    Management fees...............................          693,552          513,483           543,930
    Franchise costs...............................          669,654          528,598           569,633
    Depreciation..................................        1,939,327        1,300,355         1,399,987
    Amortization..................................           70,804           45,464            69,888
    Real estate and personal property taxes, and
        property insurance........................          659,449          505,871           479,235
    Interest expense..............................        1,963,850        1,480,714         1,426,832
    Other expense.................................          658,299          461,401           397,574
                                                    ----------------    -------------     -------------
         Total expenses...........................       21,580,184       15,857,940        16,209,253
                                                    ----------------    -------------     -------------
         Net income...............................  $     1,897,183     $  1,535,174      $  2,265,680
                                                    ================    =============     =============

The accompanying notes are an integral part of these combined financial statements.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
              COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

 Balance, December 31, 1995..............................................................  $     9,785,861
    Net income...........................................................................        1,897,183
                                                                                           ----------------
 Balance, December 31, 1996..............................................................       11,683,044
    Distributions (unaudited)............................................................         (345,768)
    Net income (unaudited)...............................................................        2,265,680
                                                                                           ----------------
 Balance, September 30, 1997 (unaudited).................................................  $    13,602,956
                                                                                           ================

The accompanying notes are an integral part of these combined financial statements.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                              September 30,
                                                                      December 31,      ---------------------------
                                                                          1996              1996            1997
                                                                    ----------------    ------------    ------------
                                                                                                 (unaudited)
 Cash flow from operating activities:
    Net income....................................................  $     1,897,183     $ 1,535,174     $ 2,265,680
    Adjustments to reconcile net income to net cash provided
     by operating activities:
    Depreciation..................................................        1,939,327       1,300,355       1,399,987
    Amortization..................................................           70,804          45,464          69,888
    Loss on fixed asset disposal..................................           25,410          25,410
    Changes in assets and liabilities:
       Restricted cash............................................         (911,663)     (1,687,606)       (544,301)
       Accounts receivable........................................          440,208      (1,176,219)     (1,649,438)
       Inventories................................................           (8,365)          5,342          12,738
       Prepaid expenses...........................................         (193,074)       (288,740)     (1,123,789)
       Other assets...............................................              200                           5,833
       Accounts payable...........................................          (53,839)        100,130         146,027
       Payable to affiliate.......................................                                          658,171
       Accrued expenses and other liabilities.....................          162,287         412,509         301,532
                                                                    ----------------    ------------    ------------
         Net cash provided by operating activities................        3,368,478         271,819       1,542,328
                                                                    ----------------    ------------    ------------
 Cash flows from investing activities:
    Improvements and additions to properties......................       (2,591,997)       (791,512)       (894,308)
                                                                    ----------------    ------------    ------------
 Cash flows from financing activities:
    Increase (decrease) in bank overdraft.........................         (155,385)      1,019,840         158,287
    Principal payments on borrowings..............................         (522,916)       (401,967)       (460,539)
    Payment of deferred financing costs...........................          (98,180)        (98,180)
    Distributions.................................................                                         (345,768)
                                                                    ----------------    ------------    ------------
         Net cash provided by financing activities................         (776,481)        519,693        (648,020)
                                                                    ----------------    ------------    ------------
 Net change in cash and cash equivalents..........................                0               0               0
 Cash and cash equivalents at beginning of period.................                0               0               0
                                                                    ----------------    ------------    ------------
 Cash and cash equivalents at end of period.......................  $             0     $         0     $         0
                                                                    ================    ============    ============
 Supplemental disclosures of  information:
    Cash paid during the year for interest........................  $     1,963,850     $ 1,480,714     $ 1,426,832
                                                                    ================    ============    ============

The accompanying notes are an integral part of these combined financial statements.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS

1.  Organization and Basis of Presentation

    Organization - American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant"), will acquire a 100% ownership interest in four hotels (the "Potomac Portfolio Acquisition Hotels") from entities unaffiliated with the Company and the Operating Partnership. The Company, established to acquire, own and lease hotel properties, was formed as a Maryland corporation qualifying as a real estate investment trust ("REIT"). The Company completed an Initial Public Offering of its common stock on July 31, 1996.

    Basis of Presentation - The accompanying combined financial statements of the Potomac Portfolio Acquisition Hotels have been prepared to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") and are presented on a combined basis consistent with the Company due to anticipated common ownership and management since the entities will be the subject of a business combination with the Company. The Potomac Portfolio Acquisition Hotels consist of the following:


 Property Name                                  Location                   No. of Rooms
 -------------                                  --------                   ------------
 Ramada Old Town Alexandria                     Alexandria, Virginia           258
 Holiday Inn Historic District Alexandria       Alexandria, Virginia           178
 Holiday Inn Annapolis                          Annapolis, Maryland            220
 Holiday Inn Express BWI Airport                Hanover, Maryland              159

2.  Summary of Significant Accounting Policies

    Investment in Hotel Properties - The hotel properties are stated at cost and are depreciated using the straight-line method over estimated useful lives of 31-40 years for building and improvements and 5-10 years for furniture, fixtures and equipment.

    The owners of the Potomac Portfolio Acquisition Hotels review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owners of the Potomac Portfolio Acquisition Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows.

    Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

    Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

    Restricted Cash - Restricted cash consists primarily of amounts held in escrow principally for capital and property tax reserves.

    Inventories - Inventories consist primarily of supplies, food and beverage items; china; glass and silver; and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

    Deferred Expenses - Deferred expenses primarily consist of deferred loan costs and license fees. Amortization of deferred loan costs is computed using the effective yield method based upon the terms of the loan agreement. Amortization of license fees is computed using the straight-line method over the life of the agreement. Accumulated amortization at December 31, 1996 is $126,166.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS

    Income Taxes - The Potomac Portfolio Acquisition Hotels are included in limited partnerships which are not taxable entities. The results of operations are included in the tax returns of the partners, accordingly, the statements of operations contain no provision for federal income taxes. The partnership's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

    Revenue Recognition - Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within the owners' estimates.

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Concentration of Credit Risk - At December 31, 1996, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $1,980,071.

    Seasonality - The hotel industry is seasonal in nature. Generally, revenue at the Potomac Portfolio Acquisition Hotels is greater in the second and third quarters of a calendar year.

    Interim Financial Information - The unaudited interim financial statements as of September 30, 1997 and for the nine month periods ended September 30, 1996 and 1997 have been prepared pursuant to the rules and regulations of the SEC. The notes to the interim financial statements included herein are intended to highlight significant changes to the notes to the December 31, 1996 combined financial statements and present interim disclosures required by the SEC. The accompanying interim combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the combined interim financial statements. All such adjustments are of a normal and recurring nature.

3.  Debt

    Debt as of December 31, 1996 consists of the following:

 First mortgage notes payable in monthly installments including interest at the fixed
   rate of 9.02% maturing August 31, 2000....................................................  $    13,685,719

 First mortgage note payable in monthly installments including interest at the floating
   rate of prime (8.25% at December 31, 1996) plus 2% maturing January 31, 2015..............        5,004,302

 First mortgage note payable in monthly installments including interest at the fixed
   rate of 8.375% maturing January 3, 2001...................................................        5,287,217

 First mortgage note payable in monthly installments including interest at the floating
   rate of LIBOR (5.44% at December 31, 1996) plus 4.25% maturing December 31, 2001..........        3,084,230
                                                                                                ---------------

                                                                                                $   27,061,468
                                                                                                ===============

    Mortgage debt is collateralized by the investment in hotel properties.

                     POTOMAC PORTFOLIO ACQUISITION HOTELS
                         NOTES TO FINANCIAL STATEMENTS

    Aggregate annual principal payments for the Potomac Portfolio Acquisition Hotels' debt at December 31, 1996 are as follows:


       Year                                           Amount
       ----                                        -------------
       1997......................................  $    581,650
       1998......................................       639,229
       1999......................................       702,559
       2000......................................    13,135,989
       2001......................................     7,573,246
       Thereafter................................     4,428,795
                                                   -------------
                                                   $ 27,061,468
                                                   =============

4.  Commitments

    Management fees of 3% of gross revenues of each hotel are paid to an affiliate of the hotels, except for the Holiday Inn Historic District Alexandria for which the base management fee is 4% of gross revenues. Additionally, the Holiday Inn Historic District Alexandria pays incentive management fees of 1% of gross revenues in excess of $2,670,000. Management fees of $693,552 were paid in 1996 which includes $39,768 of incentive fees.

    Franchise fees represent the annual expense for franchise royalties and reservation services under the terms of the hotel franchise agreement. The Potomac Portfolio Acquisition Hotels' franchise fees range from 3% to 5% of gross room revenue.

    The Potomac Portfolio Acquisition Hotels are required to remit 1% to 3% of gross room revenue to franchisers for sales and advertising expenses incurred to promote the hotels at the national level. Additional sales and advertising costs are incurred at the local property level.

5.  Fair Value of Financial Instruments

    Statement of Financial Accounting Standards 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the Potomac Portfolio Acquisition Hotels report the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the Potomac Portfolio Acquisition Hotels' debt approximates fair value due to the Potomac Portfolio Acquisition Hotels' ability to obtain such borrowings at comparable interest rates.

6.  Subsequent Events

    As discussed in Note 1, the Company has entered into an agreement to purchase the Potomac Portfolio Acquisition Hotels in 1998. The acquisition will be accounted for by the Company using the purchase method of accounting. These financial statements do not reflect any transaction in connection with the acquisition of the Potomac Portfolio Acquisition Hotels by the Company.

                      POTOMAC PORTFOLIO ACQUISITION HOTELS
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                as of and for the period ended December 31, 1996


 Real estate as of December 31, 1996:
-------------------------------------
                                                                                                   Accumulated
                                                                                                  Depreciation
                                                         Land and    Building and                 Building and
          Description                  Encumbrances    Improvements  Improvements      Total      Improvements
          -----------                  ------------    ------------  ------------      -----      ------------

 Ramada Old Town Alexandria            $ 5,287,217     $   686,824   $ 7,950,709    $ 8,637,533   $ 4,492,709

 Holiday Inn Historic District
 Alexandria                             13,685,719          67,826    16,171,189     16,239,015     4,357,605

 Holiday Inn Annapolis                   5,004,302       1,754,178    11,616,616     13,370,794     3,292,421

 Holiday Inn Express BWI Airport         3,084,230       1,451,069     6,143,238      7,594,307     1,210,641

                                       -----------     -----------   -----------    -----------   -----------

                                       $27,061,468     $ 3,959,897   $41,881,752    $45,841,649   $13,353,376
                                       ===========     ===========   ===========    ===========   ===========

                                                                                         Life Upon
                                                                                           Which
                                                  Net                                   Depreciation
                                               Book Value                  Expected         in
                                              Building and    Date of       Date of      Statement
          Description                         Improvements   Construction  Acquisition  Is Computed
          -----------                         ------------   ------------  -----------  ------------
 Ramada Old Town Alexandria                   $  3,458,000       1977         1998      31 - 40 Yrs.

 Holiday Inn Historic District
 Alexandria                                     11,813,584       1983         1998      31 - 40 Yrs.

 Holiday Inn Annapolis                           8,324,195       1988         1998      31 - 40 Yrs.

 Holiday Inn Express BWI Airport                 4,932,597       1988         1998      31 - 40 Yrs.

                                              ------------

                                              $ 28,528,376
                                              ============

     Reconciliation of Real Estate:
     ------------------------------
      Balance at December 31, 1995.............................  $  45,745,853

          Additions............................................         95,796
                                                                 -------------

       Balance at December 31, 1996............................  $  45,841,649
                                                                 =============

     Reconciliation of Accumulated Depreciation:
     -------------------------------------------
       Balance at December 31, 1995............................  $  12,144,022

          Depreciation.........................................      1,209,354
                                                                 -------------

       Balance at December 31, 1996............................  $  13,353,376
                                                                 =============

                      Report of Independent Accountants


To the Board of Directors
American General Hospitality Corporation:

         We have audited the accompanying combined balance sheets and financial statement schedule of the FSA Portfolio Acquisition Hotels (described in Note 1) as of December 31, 1996 and September 30, 1997 and the related combined statements of operations, equity and cash flows for the years ended December 31, 1995 and 1996, and for the nine month period ended September 30, 1997. These combined financial statements are the responsibility of the FSA Portfolio Acquisition Hotels' management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") as described in Note 1 to the financial statements and are not intended to be a complete presentation of the FSA Portfolio Acquisition Hotels.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the FSA Portfolio Acquisition Hotels as of December 31, 1996 and September 30, 1997 and the combined results of their operations and their cash flows for the years ended December 31, 1995 and 1996, and for the nine month period ended September 30, 1997, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above which is presented for the purpose of additional analysis and to comply with the rules and regulations of the SEC, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                       COOPERS & LYBRAND L.L.P.




Dallas, Texas
January 15, 1998

                       FSA PORTFOLIO ACQUISITION HOTELS

                           COMBINED BALANCE SHEETS

                                                                          December 31,     September 30,
                                ASSETS                                        1996             1997
                                                                         --------------    --------------
 Investments in hotel properties, at cost:

     Land and land improvement.........................................  $  17,410,300     $  17,410,300

     Buildings and improvements........................................    153,600,775       156,963,663

     Furniture, fixtures and equipment.................................     13,817,423        23,559,780
                                                                         --------------    --------------

                                                                           184,828,498       197,933,743

 Less accumulated depreciation.........................................    (11,870,537)      (17,834,042)
                                                                         --------------    --------------

 Net investment in hotel properties....................................    172,957,961       180,099,701

 Cash and cash equivalents.............................................      6,115,749         5,848,141

 Accounts receivable, net..............................................      3,650,813         4,115,546

 Intercompany receivable...............................................      1,314,695         1,635,944

 Inventories...........................................................        450,067           479,897

 Prepaid expenses......................................................        775,341         1,209,378

 Other assets, net.....................................................        443,216           498,040
                                                                         --------------    --------------

             Total assets..............................................  $ 185,707,842     $ 193,886,647
                                                                         ==============    ==============

                        LIABILITIES AND EQUITY

 Accounts payable, trade...............................................  $   1,156,129     $   1,080,662

 Accrued expenses and other liabilities................................      3,475,479         5,459,184
                                                                         --------------    --------------

             Total liabilities.........................................      4,631,608         6,539,846
                                                                         --------------    --------------

 Commitments and contingencies (Notes 4 and 5)

 Capital...............................................................    198,664,240       190,258,581

 Accumulated deficit...................................................    (17,588,006)       (2,911,780)
                                                                         --------------    --------------

             Total equity..............................................    181,076,234       187,346,801
                                                                         --------------    --------------

             Total liabilities and equity..............................  $ 185,707,842     $ 193,886,647
                                                                         ==============    ==============



         The accompanying notes are an integral part of these combined financial statements.

                       FSA PORTFOLIO ACQUISITION HOTELS

                       COMBINED STATEMENTS OF OPERATIONS

                                                  For the Years Ended         For the Nine Month Period Ended
                                                     December 31,                       September 30,
                                            --------------------------------  ---------------------------------
                                                 1995             1996              1996            1997
                                            ---------------  ---------------  ---------------- ----------------
                                                                                (unaudited)
 Revenues:

     Room revenue.......................... $   49,889,032   $   53,420,099   $    41,249,204  $    52,212,194

     Food and beverage revenue.............     12,559,730       13,093,606         9,484,045       11,920,407

     Lease revenue.........................        415,799          433,136           296,952          353,972

     Other revenue.........................      3,754,443        4,064,616         3,062,649        3,483,513
                                            ---------------  ---------------  ---------------- ----------------

             Total revenues................     66,619,004       71,011,457        54,092,850       67,970,086
                                            ---------------  ---------------  ---------------- ----------------

 Expenses:

     Property operating costs and
       expenses............................     14,513,577       15,385,916        11,729,413       13,553,302

     Food and beverage costs and expenses..     10,257,783       10,696,785         7,814,850        9,340,014

     General and administrative............      7,058,768        7,412,892         5,472,295        5,704,824

     Advertising and promotion.............      4,476,519        5,243,745         3,907,476        4,535,476

     Repairs and maintenance...............      3,847,221        4,029,018         2,970,054        3,166,285

     Utilities.............................      4,194,643        4,308,091         3,273,599        3,295,026

     Management fees.......................      1,465,413        1,453,691         1,113,672        1,423,762

     Franchise costs.......................      2,114,220        1,863,307         1,426,694        1,915,319

     Depreciation..........................      5,629,152        6,241,385         4,681,039        5,963,505

     Real estate and personal property
       taxes, and property insurance.......      3,282,075        3,584,526         2,747,393        2,624,371

     Other expenses........................      2,269,517        1,961,239         1,340,197        1,771,976
                                            ---------------  ---------------  ---------------- ----------------

             Total expenses................     59,108,888       62,180,595        46,476,682       53,293,860
                                            ---------------  ---------------  ---------------- ----------------

             Net income.................... $    7,510,116   $    8,830,862   $     7,616,168  $    14,676,226
                                            ===============  ===============  ================ ================



         The accompanying notes are an integral part of these combined financial statements.

                       FSA PORTFOLIO ACQUISITION HOTELS

                         COMBINED STATEMENTS OF EQUITY

                                                                    Equity
                                                               -----------------
 Balance, December 31, 1994................................... $    175,645,663

     Net income...............................................        7,510,116

     Capital contributions....................................        3,235,946

     Distributions............................................       (6,833,286)
                                                               -----------------

 Balance, December 31, 1995...................................      179,558,439

     Net income...............................................        8,830,862

     Capital contributions....................................        4,461,757

     Distributions............................................      (11,774,824)
                                                               -----------------

 Balance, December 31, 1996...................................      181,076,234

     Net income...............................................       14,676,226

     Capital contributions....................................       14,820,420

     Distributions............................................      (23,226,079)
                                                               -----------------

 Balance, September 30, 1997.................................. $    187,346,801
                                                               =================

         The accompanying notes are an integral part of these combined financial statements.

                       FSA PORTFOLIO ACQUISITION HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                        For the Years Ended        For the Nine Month Period Ended
                                                            December 31,                     September 30,
                                                  -------------------------------- ---------------------------------
                                                       1995             1996            1996             1997
                                                  --------------- ---------------- ---------------- ----------------
                                                                                      (unaudited)
 Cash flows from operating activities:
     Net income.................................. $    7,510,116  $     8,830,862  $     7,616,168  $    14,676,226

     Adjustments to reconcile net income to net cash provided by operating activities:

       Depreciation..............................      5,629,152        6,241,385        4,681,039        5,963,505

     Changes in assets and liabilities:

       Accounts receivable.......................     (1,641,507)        (717,628)      (1,148,983)        (464,733)

       Intercompany receivable...................        (57,130)         (28,256)         (13,561)        (321,249)

       Inventories...............................       (111,670)         (15,978)          (4,247)         (29,830)

       Prepaid expenses..........................       (620,467)          (9,300)         (56,231)        (434,037)

       Other assets..............................       (233,774)         (21,772)        (356,833)         (54,824)

       Accounts payable, trade...................        511,021         (426,348)        (227,061)         (75,467)

       Accrued expenses and other liabilities....       (662,190)       1,021,258        2,079,041        1,983,705
                                                  --------------- ---------------- ---------------- ----------------

          Net cash provided by operating
            activities...........................     10,323,551       14,874,223       12,569,332       21,243,296
                                                  --------------- ---------------- ---------------- ----------------

 Cash flows from investing activities:

     Improvements and additions to hotel
       properties................................     (5,248,803)      (5,476,695)      (2,367,533)     (13,105,245)
                                                  --------------- ---------------- ---------------- ----------------

          Net cash used in investing activities..     (5,248,803)      (5,476,695)      (2,367,533)     (13,105,245)
                                                  --------------- ---------------- ---------------- ----------------

 Cash flows from financing activities:

     Capital contributions.......................      3,235,946        4,461,757        1,441,332       14,820,420

     Distributions paid..........................     (6,833,286)     (11,774,824)     (10,384,556)     (23,226,079)
                                                  --------------- ---------------- ---------------- ----------------

          Net cash used in financing activities..     (3,597,340)      (7,313,067)      (8,943,224)      (8,405,659)
                                                  --------------- ---------------- ---------------- ----------------

 Net change in cash and cash equivalents.........      1,477,408        2,084,461        1,258,575         (267,608)

 Cash and cash equivalents at beginning of
   periods....................................... $    2,553,880  $     4,031,288  $     4,031,288  $     6,115,749
                                                  --------------- ---------------- ---------------- ----------------

 Cash and cash equivalents at end of periods..... $    4,031,288  $     6,115,749  $     5,289,863  $     5,848,141
                                                  =============== ================ ================ ================



         The accompanying notes are an integral part of these combined financial statements.

                       FSA PORTFOLIO ACQUISITION HOTELS

                    NOTES TO COMBINED FINANCIAL STATEMENTS



1.       Organization and Basis of Presentation

         Organization - American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant"), has contracted to acquire a 100% equity interest in 14 hotels (the "FSA Portfolio Acquisition Hotels") from entities (the "Selling Entities") unaffiliated with the Operating Partnership. American General Hospitality Corporation (the "Company"), established to acquire, own and lease hotel properties, was formed as a Maryland corporation qualifying as a real estate investment trust ("REIT"). The Company completed an Initial Public Offering of its common stock on July 31, 1996.

         Basis of Presentation - The FSA Portfolio Acquisition Hotels are under common control by virtue of various contractual agreements, and it is intended that every Selling Entity be the subject of a business combination with the Company. Therefore, the accompanying financial statements of the FSA Portfolio Acquisition Hotels have been presented on a combined basis and have been prepared to comply with the rules and regulations of the Securities and Exchange Commission ("SEC"). The FSA Portfolio Acquisition Hotels consist of the following:

                                                                                                          No. of
                                 Property Name                                   Location                 Rooms
                                 -------------                                   --------                 ------
             Select Inn Bloomington                                 Bloomington, Minnesota                 148
             Courtyard by Marriott Century City                     Century City, California               134
             DoubleTree Resort Surfside Clearwater Beach            Clearwater Beach, California           426
             Ramada Inn Gulfview Clearwater Beach                   Clearwater Beach, California           289
             Holiday Inn Fort Lauderdale Beach                      Fort Lauderdale Beach, Florida         240
             Howard Johnson Resort Key Largo                        Key Largo, Florida                     100
             Courtyard by Marriott Disney Village                   Lake Buena Vista, Florida              323
             Holiday Inn Madeira Beach                              Madeira Beach, California              149
             Courtyard by Marriott Marina del Rey                   Marina del Rey, California             276
             Mystic Hotel                                           Mystic, Connecticut                     77
             Holiday Inn Richmond West                              Richmond, Virginia                     280
             Radisson Inn Rochester                                 Rochester, New York                    171
             Holiday Inn Forest Park St. Louis                      St. Louis, Missouri                    120
             DoubleTree Hotel Tampa Airport                         Tampa, Florida                         496

         The Selling Entities conducted business so that income taxes were the responsibility of the owners. Substantially all of the assets and operations of the Selling Entities will be acquired by the Company, which is a REIT and accordingly, not subject to federal income taxes. Therefore, the financial statements have been presented with no provision for federal income taxes.

2.       Summary of Significant Accounting Policies

         Investment in Hotel Properties - The individual hotel properties were acquired by the respective Selling Entities during the period from 1992 to 1994, either through foreclosure or deed-in-lieu of foreclosure of the collateral of the loan receivables. Hotel properties are stated at the lower of cost or fair value less selling costs and are depreciated using the straight-line method over estimated useful lives of 39 years for buildings and improvements and 5 to 10 years for furniture, fixtures and equipment.

                       FSA PORTFOLIO ACQUISITION HOTELS

         The individual Selling Entities review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the affected Selling Entity will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows.

         Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

         Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

         Inventories - Inventories consist primarily of supplies, food and beverage items, china, glass and silver, and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

         Income Taxes - The Selling Entities conducted business so that income taxes were the responsibility of their respective owners. The owners' tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of said owners could be changed accordingly. The Company is a REIT under the Code and accordingly not subject to corporate income taxes. Accordingly, the financial statements contain no provision for federal income taxes.

         Revenue Recognition - Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Recently Issued Statement of Financial Accounting Standards - The FSA Portfolio Acquisition Hotels adopted the Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," during the year ended December 31, 1995. The adoption of SFAS No. 121 had no material effect on the FSA Portfolio Acquisition Hotels financial statements.

         Interim Financial Information - The interim financial statements for the period ended September 30, 1996 have been prepared pursuant to the rules and regulations of the SEC. The accompanying interim financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

                       FSA PORTFOLIO ACQUISITION HOTELS

3.       Lease Revenue

         The Select Inn Bloomington hotel is operated by a third party entity under a Fee Lease which expires in December 2000 with one extension option of 10 years. Minimum future rental income under the Fee Lease at September 30, 1997 is as follows:

               Year                                                Amount
               ----                                            ---------------
               1997........................................... $       80,000
               1998...........................................        320,000
               1999...........................................        320,000
               2000...........................................        320,000
                                                               ---------------

                                                               $    1,040,000
                                                               ===============

         In addition to the $320,000 annual base rent, a percentage rent shall be paid equal to 23% of the amount, if any, by which the annual gross sales, as defined, shall exceed $1,391,304. The lease requires the tenant to pay all expenses of owning and operating the hotel, including real estate taxes and structural maintenance and repairs.

         The Mystic Hotel was operated by a third party entity under a Fee Lease that terminated in December 1995. Upon the termination of the lease, the lessor retained all rights and obligations related to owning and operating the hotel.


4.       Ground Leases

         Three of the FSA Portfolio Acquisition Hotels are subject to ground leases with third parties with respect to the land underlying each such hotel. The ground leases require the tenant to pay all expenses of owning and operating the hotels, including real estate taxes and structural maintenance and repairs.

         The Radisson Inn Rochester hotel is encumbered by a ground lease expiring on December 31, 2021 with two 25 year renewal options. The lease requires minimum annual rent payments of $60,000 through 1999 and thereafter an annual rent of $60,000 plus a percentage rent payment equal to 1% of gross receipts in excess of the minimum annual rent.

         The DoubleTree Resort Surfside Clearwater Beach hotel is encumbered by a ground lease expiring in February 2079. Annual lease payments are based upon the greater of a $283,970 base rent or a percentage rent equal to 3% of gross room revenues and 1% of gross receipts from the sale of food and beverage. The annual base rent shall be adjusted every 10 years to equal the average rental payments for the preceding 10 year period.

         The Courtyard by Marriott Disney Village hotel is encumbered by a ground lease expiring on September 30, 2046. Annual lease payments are based upon the greater of a $500,000 base rent or a percentage rent equal to 8.5% of gross room revenues, 4% of gross receipts from the sale of food, 6% of gross receipts from the sale of beverages, 25% of gross receipts from subleases, concessionaires and rent of exhibition, and meeting and conference facilities, and 7% of gross receipts from all other sources, including sale of merchandise, service charges, and vending machines. The annual base rent shall be adjusted every five years to the greater of the minimum annual rent during the prior five years or 75% of the average total rent paid during such five year period.

                       FSA PORTFOLIO ACQUISITION HOTELS

         Minimum future rental payments required under the ground leases at September 30, 1997 are as follows:


               Year                                                Amount
               ----                                            ---------------
               1997........................................... $      210,992
               1998...........................................        843,970
               1999...........................................        843,970
               2000...........................................        843,970
               2001...........................................        843,970
               Thereafter.....................................     45,849,660
                                                               ---------------

                                                               $   49,436,532
                                                               ===============

         Ground lease expense included in Other expenses was $1,005,460 and $1,531,659, for the years ended December 31, 1995 and 1996, respectively, and $1,168,050 for the nine month period ended September 30, 1997.

5.       Commitments

         Management fees represent amounts paid to third party entities for various operational services. The base management fee is based upon a percentage of gross revenues ranging from 1% to 2%. An incentive fee is paid based upon a percentage of gross operating profits ranging from 2.25% to 4.5%. Management and incentive fees of $1,465,413 and $1,453,691 were paid as of December 31, 1995 and 1996, respectively, and $1,423,762 was paid for the nine month period ended September 30, 1997.

         Franchise fees represent the annual expense for franchise royalties, sales and advertising expenses and reservation services under the terms of hotel franchise agreements. Franchise fees are based upon a percentage of gross room revenue ranging from 3.25% to 7.5%.

         In addition, accounting fees are paid for various record keeping services ranging from $500 to $3,000 per month.

6.       Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the FSA Portfolio Acquisition Hotels report the carrying amount of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments.

7.       Related Party Transactions

         Intercompany receivables related to hotel operations are due from affiliates of the owners in the amount of $1,314,695 and $1,635,944 as of December 31, 1996 and September 30, 1997, respectively, and are non-interest bearing.

8.       Subsequent Events

         As discussed in Note 1, the Company has entered into an agreement to purchase the FSA Portfolio Acquisition Hotels in 1998. The acquisition will be accounted for by the Company using the purchase method of accounting. These financial statements do not reflect any transaction in connection with the acquisition of the FSA Portfolio Acquisition Hotels by the Company.

                       FSA PORTFOLIO ACQUISITION HOTELS
            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
               as of and for the period ended September 30, 1997


Real estate as of September 30, 1997:
------------------------------------

                                                                                                                       Life Upon
                                                                   Accumulated      Net                                  Which
                                                                   Depreciation  Book Value                Expected   Depreciation
                               Land and  Building and              Building and Building and    Date of     Date of   in Statement
   Description              Improvements Improvements    Total     Improvements Improvements Construction Acquisition Is Computed
   -----------              ------------ ------------ ------------ ------------ ------------ ------------ ----------- ------------

Select Inn Bloomington..... $    200,000 $  1,800,000 $  2,000,000 $    150,192 $  1,849,808     1962         1998       39 Yrs.

Courtyard by Marriott
  Century City.............    1,400,000   13,081,381   14,481,381    1,147,490   13,333,891     1986         1998       39 Yrs.

DoubleTree Resort Surfside
  Clearwater Beach.........    3,771,500   33,943,500   37,715,000    2,832,251   34,882,749     1980         1998       39 Yrs.

Ramada Inn Gulfview
  Clearwater Beach.........    2,062,400   23,158,550   25,220,950    2,466,905   22,754,045     1969         1998       39 Yrs.

Holiday Inn Fort
  Lauderdale Beach.........    1,616,700   21,608,966   23,225,666    2,623,866   20,601,800     1969         1998       39 Yrs.

Howard Johnson Resort
  Key Largo................      900,000    8,204,855    9,104,855      696,808    8,408,047     1971         1998       39 Yrs.

Courtyard by Marriott
  Disney Village...........    1,210,000   11,511,982   12,721,982    1,032,888   11,689,094     1972         1998       39 Yrs.

Holiday Inn
  Madeira Beach............    1,311,900   15,212,513   16,524,413    1,665,330   14,859,083     1972         1998       39 Yrs.

Courtyard by Marriott
  Marina del Rey...........    1,436,200   18,125,668   19,561,868    2,117,070   17,444,798     1976         1998       39 Yrs.

Mystic Hotel...............      370,000    3,696,993    4,066,993      351,153    3,715,840     1967         1998       39 Yrs.

Holiday Inn
  Richmond West............    1,078,700   11,216,786   12,295,486    1,111,343   11,184,143     1975         1998       39 Yrs.

Radisson Inn
  Rochester................      400,000    3,759,666    4,159,666      332,274    3,827,392     1971         1998       39 Yrs.

Holiday Inn Forest
  Park St. Louis...........      430,000    4,055,880    4,485,880      360,038    4,125,842     1978         1998       39 Yrs.

DoubleTree Hotel
  Tampa Airport............    1,222,900   11,146,703   12,369,603      946,434   11,423,169     1972         1998       39 Yrs.

                            ------------ ------------ ------------ ------------ ------------

                            $ 17,410,300 $180,523,443 $197,933,743 $ 17,834,042 $180,099,701
                            ============ ============ ============ ============ ============

                       FSA PORTFOLIO ACQUISITION HOTELS
            SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
        as of and for the period ended September 30, 1997 - (Continued)



    Reconciliation of Real Estate:
    -----------------------------
       Balance at December 31, 1995........................... $   179,351,803

         Additions............................................       5,476,695
                                                               ----------------

       Balance at December 31, 1996...........................     184,828,498

         Additions............................................      13,105,245
                                                               ----------------

       Balance at September 30, 1997.......................... $   197,933,743
                                                               ================


    Reconciliation of Accumulated Depreciation:
    ------------------------------------------

       Balance at December 31, 1995........................... $     5,629,152

         Depreciation.........................................       6,241,385
                                                               ----------------

       Balance at December 31, 1996...........................      11,870,537

         Depreciation.........................................       5,963,505
                                                               ----------------

       Balance at September 30, 1997.......................... $    17,834,042
                                                               ================

                       Report of Independent Accountants




To the Board of Directors
American General Hospitality Corporation

     We have audited the accompanying balance sheet and financial statement schedule of the Holiday Inn O'Hare International Hotel (the "O'Hare Hotel") (described in Note 1) as of December 31, 1996 and the related statements of operations, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the O'Hare Hotel's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the O'Hare Hotel as of December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above which is presented for the purpose of additional analysis and to comply with the rules and regulations of the Securities and Exchange Commission, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.


                                                       COOPERS & LYBRAND L.L.P.


Dallas, Texas
October 22, 1997

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                                BALANCE SHEETS

                                                                        December 31,         September 30,
                                                                            1996                 1997
                                                                      ----------------     -----------------
                                 ASSETS                                                      (unaudited)
 Investments in hotel property, at cost:
     Land and land improvements.....................................  $     2,360,000      $      2,360,000
     Building and improvements......................................       15,563,628            15,627,193
     Furniture, fixtures and equipment..............................        3,060,035             3,229,555
                                                                      ----------------     -----------------

                                                                           20,983,663            21,216,748
 Less: accumulated depreciation.....................................        9,743,257            10,313,272
                                                                      ----------------     -----------------

 Net investment in hotel property...................................       11,240,406            10,903,476
 Cash and cash equivalents..........................................           45,732               309,539
 Restricted cash....................................................        1,095,887             1,173,305
 Accounts receivable, net...........................................          669,103               417,934
 Inventories........................................................          140,092               213,117
 Prepaid expenses...................................................           81,984               287,157
 Deferred expenses..................................................          251,505               243,795
 Other assets.......................................................           55,818                54,568
                                                                      ----------------     -----------------

     Total assets...................................................  $    13,580,527      $     13,602,891
                                                                      ================     =================

                   LIABILITIES AND PARTNERS' DEFICIT
 Mortgage payable...................................................  $    22,500,000      $     22,011,645
 Notes payable to partners..........................................        3,000,000             2,590,481
 Capital lease obligation...........................................           17,435                 5,718
 Accounts payable, trade............................................          969,575               639,800
 Accrued expenses and other liabilities.............................        1,618,376             2,039,433
                                                                      ----------------     -----------------

     Total liabilities..............................................       28,105,386            27,287,077

 Commitments and contingencies (Notes 4 and 5)
 Partners' deficit..................................................      (14,524,859)          (13,684,186)
                                                                      ----------------     -----------------

     Total liabilities and partners' deficit........................  $    13,580,527      $     13,602,891
                                                                      ================     =================

  The accompanying notes are an integral part of these financial statements.

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                           STATEMENTS OF OPERATIONS

                                                                                           Nine Months Ended
                                                                                             September 30,
                                                                   December 31,     -------------------------------
                                                                       1996              1996            1997
                                                                 ----------------   --------------   --------------
                                                                                              (unaudited)
Revenues:
    Room revenue...............................................  $    12,899,993    $   9,535,921    $  10,927,272
    Food and beverage revenue..................................        7,793,598        5,693,457        6,435,223
    Other revenue..............................................          963,547          706,008          735,353
                                                                 ----------------   --------------   --------------
         Total revenue.........................................       21,657,138       15,935,386       18,097,848

 Expenses:
    Property operating costs and expenses......................        3,763,987        2,768,443        3,091,420
    Food and beverage costs and expenses.......................        5,720,079        4,221,712        5,246,098
    General and administrative.................................        2,012,815        1,458,262        1,641,953
    Advertising and promotion..................................        1,235,590          899,266          963,503
    Repairs and maintenance....................................          992,935          726,746          781,304
    Utilities..................................................          821,724          624,113          649,953
    Management fees............................................          536,466          394,752          448,767
    Franchise costs............................................          644,310          476,106          546,371
    Depreciation...............................................          758,587          569,412          570,015
    Amortization...............................................           21,084           15,813           15,210
    Real estate and personal property taxes, and property
        insurance..............................................        1,164,686        1,068,103          943,175
    Interest expense...........................................        2,205,495        1,660,659        1,695,845
    Refinancing costs..........................................        2,827,000
    Other expense..............................................           41,757          644,836          663,561
                                                                 ----------------   --------------   --------------
         Total expenses........................................       22,746,515       15,528,223       17,257,175
                                                                 ----------------   --------------   --------------
         Net income (loss).....................................  $    (1,089,377)   $     407,163    $     840,673
                                                                 ================   ==============   ==============

  The accompanying notes are an integral part of these financial statements.

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                  STATEMENTS OF CHANGES IN PARTNERS' DEFICIT

 Balance, December 31, 1995..............................................................  $   (13,435,482)
    Net loss.............................................................................       (1,089,377)
                                                                                           ----------------
 Balance, December 31, 1996..............................................................      (14,524,859)
    Net income (unaudited)...............................................................          840,673
                                                                                           ----------------
 Balance, September 30, 1997 (unaudited).................................................  $   (13,684,186)
                                                                                           ================

  The accompanying notes are an integral part of these financial statements.

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                           STATEMENTS OF CASH FLOWS

                                                                                            Nine Months Ended
                                                                                              September 30,
                                                                      December 31,     ----------------------------
                                                                          1996             1996            1997
                                                                    ----------------   ------------    ------------
                                                                                               (unaudited)
Cash flow from operating activities:
    Net income (loss).............................................  $    (1,089,377)   $   407,163     $   840,673
    Adjustments to reconcile net income to net cash provided
     by operating activities:
    Depreciation..................................................          758,587        569,412         570,015
    Amortization..................................................           21,084         15,813          15,210
    Changes in assets and liabilities:
       Restricted cash............................................          266,435        408,257         (77,418)
       Accounts receivable........................................           93,110        130,292         251,169
       Inventories................................................           21,135        (13,633)        (73,025)
       Prepaid expenses...........................................           19,856         10,832        (205,173)
       Other assets...............................................           38,867         38,867           1,250
       Accounts payable...........................................          409,823       (288,567)       (329,775)
       Accrued expenses and other liabilities.....................         (196,836)       616,181         421,057
                                                                    ----------------   ------------    ------------
         Net cash provided by operating activities................          342,684      1,894,617       1,413,983
                                                                    ----------------   ------------    ------------
 Cash flows from investing activities:
    Improvements and additions to properties......................         (814,162)      (548,725)       (233,085)
                                                                    ----------------   ------------    ------------
 Cash flows from financing activities:
    Principal payments on borrowings..............................       (2,695,244)      (718,101)       (897,874)
    Payments on capital lease obligation..........................          (11,374)        (8,530)        (11,717)
    Payment of deferred financing costs...........................          (96,510)                        (7,500)
    Proceeds from notes payable to partners.......................        3,000,000
                                                                    ----------------   ------------    ------------
         Net cash provided by financing activities................          196,872       (726,631)       (917,091)
                                                                    ----------------   ------------    ------------
 Net change in cash and cash equivalents..........................         (274,606)       619,261         263,807
 Cash and cash equivalents at beginning of period.................          320,338        320,338          45,732
                                                                    ----------------   ------------    ------------
 Cash and cash equivalents at end of period.......................  $        45,732    $   939,599     $   309,539
                                                                    ================   ============    ============
 Supplemental disclosures of information:
    Cash paid during the year for interest........................  $     5,217,529    $ 1,659,248     $ 1,525,151
                                                                    ================   ============    ============

  The accompanying notes are an integral part of these financial statements.

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                         NOTES TO FINANCIAL STATEMENTS

1.  Organization and Basis of Presentation

    Organization - American General Hospitality Operating Partnership, L.P.
(the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant"), will acquire through a subsidiary a 100% ownership interest in the 507 room Holiday Inn O'Hare International Hotel (the "O'Hare Hotel") located in Rosemont, Illinois from entities unaffiliated with the Company and the Operating Partnership. The Company, established to acquire, own and lease hotel properties, was formed as a Maryland corporation qualifying as a real estate investment trust ("REIT"). The Company completed an Initial Public Offering ("IPO") of its common stock on July 31, 1996.

    Basis of Presentation - The accompanying financial statements of the O'Hare Hotel have been prepared to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") and are presented on a basis consistent with the Company due to anticipated common ownership and management since the entity will be the subject of a business combination with the Company.

2.  Summary of Significant Accounting Policies

    Investment in Hotel Property - The hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 15-45 years for building and improvements and 7-10 years for furniture, fixtures and equipment.

    The owners of the O'Hare Hotel review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owners of the O'Hare Hotel will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in the hotel property is recoverable based on the undiscounted future cash flows.

    Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

    Cash and Cash Equivalents - All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

    Restricted Cash - Restricted cash consists primarily of amounts held in escrow principally for capital and property tax reserves.

    Inventories - Inventories consist primarily of supplies, food and beverage items; china; glass and silver; and linen and are stated at the lower of cost (generally, first-in, first-out) or market.

    Deferred Expenses - Deferred expenses primarily consist of deferred loan costs and license fees. Amortization of deferred loan costs is computed using the effective yield method based upon the terms of the loan agreement. Amortization of license fees is computed using the straight-line method over the life of the agreement. Accumulated amortization at December 31, 1996 is $75,205.

    Income Taxes - The O'Hare Hotel is included in a limited partnership which is not a taxable entity. The results of operations are included in the tax returns of the partners, accordingly, the statements of operations contain no provision for federal income taxes. The partnership's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                         NOTES TO FINANCIAL STATEMENTS

    Revenue Recognition - Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within the owners' estimates.

    Seasonality - The hotel industry is seasonal in nature. Generally, revenue at this hotel is greater in the second and third quarters of a calendar year.

    Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Concentration of Credit Risk - At December 31, 1996, bank account balances exceeded Federal Deposit Insurance Corporation limits by approximately $492,084.

    Interim Financial Information - The unaudited interim financial statements as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 have been prepared pursuant to the rules and regulations of the SEC. The notes to the interim financial statements included herein are intended to highlight significant changes to the notes to the December 31, 1996 financial statements and present interim disclosures required by the SEC. The accompanying interim financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

3.  Debt

    On December 31, 1996, the O'Hare Hotel refinanced the existing mortgage note of $23,919,537 using proceeds from (i) a new note in the amount of $22,500,000 and (ii) notes payable to partners totaling $3,000,000. Additional interest of $2,827,000 was paid by the O'Hare Hotel upon refinancing. Debt as of December 31, 1996 consists of the following:

 First mortgage note payable in monthly installments of $228,267 including interest at the
     fixed rate of 9% maturing January 1, 2012..................................................  $    22,500,000

 Note payable to partner payable in monthly installments of $31,138 including interest at
     the fixed rate of 9.0% maturing December 31, 2001..........................................        1,500,000

 Note payable to partner payable in monthly principal installments of $25,000 plus interest at the floating rate of prime (8.25% at December 31, 1996) plus .5% maturing
     December 1, 2001...........................................................................        1,500,000
                                                                                                    --------------

                                                                                                    $  25,500,000
                                                                                                    ==============

    Mortgage debt is collateralized by the investment in hotel property.

    Aggregate annual principal payments for the O'Hare Hotel's debt at December 31, 1996 are as follows:

           Year                                                Amount
           ----                                           ---------------
           1997.........................................  $    1,220,703
           1998.........................................       1,378,129
           1999.........................................       1,479,632
           2000.........................................       1,590,514
           2001.........................................       1,717,755
           Thereafter...................................      18,113,267
                                                          ---------------
                                                          $   25,500,000
                                                          ===============

                    HOLIDAY INN O'HARE INTERNATIONAL HOTEL
                         NOTES TO FINANCIAL STATEMENTS

4.  Leases

    Capital lease obligations represent the present value of future rental payments under various equipment leases. Minimum future rental payments required under these capital leases (together with the present value of net minimum lease payments) at December 31, 1996 are as follows:

      Year                                                  Amount
      ----                                                ----------
      1997..............................................  $   12,923
      1998..............................................       5,385
                                                          -----------
      Total minimum lease payment.......................      18,308
      Less imputed interest.............................         873
                                                          -----------
      Present value of net minimum lease payments.......  $   17,435
                                                          ===========

    Leased capital assets are included in equipment and at December 31, 1996 had a net book value of $18,551 ($55,000 less $36,449 in accumulated depreciation).

5.  Commitments

    Management fees of 2.5% of gross revenues are paid to an affiliate of the hotel. The payment of management fees is prohibited in the event that there are not sufficient operating revenues to first pay current operating expenses, debt service and escrow requirements under the mortgage. Management fees of $536,466 were paid in 1996.

    Franchise fees represent the annual expense for franchise royalties and reservation services under the terms of the hotel franchise agreement. The O'Hare Hotel franchise fees are 5% of gross room revenue. The agreement expires in 2001.

    The O'Hare Hotel is required to remit 1.5% of gross room revenue to the franchiser for sales and advertising expenses incurred to promote the hotel at the national level. Additional sales and advertising costs are incurred at the local property level.

6.  Fair Value of Financial Instruments

    Statement of Financial Accounting Standards 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the O'Hare Hotel reports the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the O'Hare Hotel's debt approximates fair value due to the O'Hare Hotel's ability to obtain such borrowings at comparable interest rates.

7.  Subsequent Events

    As discussed in Note 1, the Company has entered into an agreement to purchase the O'Hare Hotel in 1998. The acquisition will be accounted for by the Company using the purchase method of accounting. These financial statements do not reflect any transaction in connection with the acquisition of the O'Hare Hotel by the Company.

                     HOLIDAY INN O'HARE INTERNATIONAL HOTEL
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                as of and for the period ended December 31, 1996


Real estate as of December 31, 1996:
------------------------------------
                                                                                                   Accumulated
                                                                                                  Depreciation
                                                         Land and    Building and                 Building and
           Description                   Encumbrances  Improvements  Improvements      Total      Improvements
           -----------                   ------------  ------------  ------------      -----      ------------
 Holiday Inn O'Hare International      $  22,500,000   $  2,360,000  $ 15,563,628   $ 17,923,628  $   7,845,899

                                       --------------  ------------- -------------  ------------- --------------

                                       $  22,500,000   $  2,360,000  $ 15,563,628   $ 17,923,628  $   7,845,899
                                       ==============  ============= =============  ============= ==============

                                                                                  Life Upon
                                                                                    Which
                                             Net                                 Depreciation
                                         Book Value                  Expected         in
                                        Building and    Date of       Date of     Statement
           Description                  Improvements  Construction  Acquisition  Is Computed
           -----------                  ------------  ------------  -----------  ------------
 Holiday Inn O'Hare International       $  7,717,729      1975         1998       15-45 Yrs.

                                        -------------

                                        $  7,717,729
                                        =============

     Reconciliation of Real Estate:
     ------------------------------
       Balance at December 31, 1995...........................  $   17,380,579

          Additions...........................................         543,049
                                                                ---------------

       Balance at December 31, 1996...........................  $   17,923,628
                                                                ===============


     Reconciliation of Accumulated Depreciation:
     -------------------------------------------
       Balance at December 31, 1995...........................  $    7,361,564

          Depreciation........................................         484,335
                                                                ---------------

       Balance at December 31, 1996...........................  $    7,845,899
                                                                ===============

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                     PRO FORMA CONSOLIDATED BALANCE SHEET

                              September 30, 1997

         The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had completed (i) the sale of 2,671,705 shares of common stock to certain investment funds and separate accounts advised by ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership (the "ABKB Offering") and the follow-on primary offering of 4,250,000 shares of common stock (the "Second 1997 Offering") and (ii) the acquisition of the 40 Acquired and Proposed Acquisition Hotels (collectively with the 26 current hotels the "Hotels") including the Prime Portfolio Acquisition Hotels, the Potomac Portfolio Acquisition Hotels, the FSA Portfolio Acquisition Hotels, the Holiday Inn O'Hare International Hotel and the Madison Hotel Acquisition as of September 30, 1997.

         In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

         The following unaudited Pro Forma Consolidated Balance Sheet is derived from the Company's Consolidated Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Quarterly Report on Form 10-Q for the nine months ended September 30, 1997.

         The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of American General Hospitality Corporation.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                              September 30, 1997
                                 (unaudited)

                                               ABKB Offering
                                                  Phase I                          Hotel Acquisitions
                               Company          and Second                            and Pro Forma
                              Historical       1997 Offering         Pro Forma          Offerings             Combined
                                 (A)                (B)            Balance Sheet         (C)(D)               Pro Forma
                            -------------      --------------      -------------      -------------        ---------------
           ASSETS

Investment in hotel
  properties, net.......... $544,181,550                           $544,181,550       $790,022,876 (I)     $1,334,204,426
Cash and cash equivalents..    1,537,567                              1,537,567                                 1,537,567
Restricted cash............      653,796                                653,796                                   653,796
Accounts receivable, net...    9,740,389                              9,740,389                                 9,740,389
Deferred expenses, net.....    4,670,759                              4,670,759          1,499,900 (J)          6,170,659
Other assets...............      981,170                                981,170                                   981,170
Notes receivable - Lessee..      248,160                                248,160                                   248,160
                            -------------      --------------      -------------      -------------        ---------------
    Total assets........... $562,013,391                           $562,013,391       $791,522,776         $1,353,536,167
                            =============      ==============      =============      =============        ===============

      LIABILITIES AND
   SHAREHOLDERS' EQUITY

Debt....................... $ 36,336,431                           $ 36,336,431       $ 32,459,365 (K)         68,795,796
Debt, Line of Credit.......  180,501,000       $(127,938,823) (E)    52,562,177        409,838,783 (L)        462,400,960
Distributions payable......    7,239,591                              7,239,591                                 7,239,591
Accounts payable, trade,
  accrued expenses and
  other liabilities........   11,602,161                             11,602,161                                11,602,161
Minority interest in
  Operating Partnership....   41,705,512           3,222,148 (F)     44,927,660 (F)     45,358,121 (M)         90,285,781
                            -------------      --------------      -------------      -------------        ---------------
    Total liabilities......  277,384,695        (124,716,675)       152,668,020        487,656,269            640,324,289
                            -------------      --------------      -------------      -------------        ---------------
Common stock...............      147,701              49,401 (G)        197,102            114,865                311,967
Additional paid-in
  capital..................  286,863,208         124,667,274 (H)    411,530,482        303,751,642            715,282,124
Unearned officers'
  compensation.............     (769,167)                              (769,167)                                 (769,167)
Earnings in excess of
  distributions............   (1,613,046)                            (1,613,046)                               (1,613,046)
                            -------------      --------------      -------------      -------------        ---------------
    Total shareholders'
      equity...............  284,628,696         124,716,675        409,345,371        303,866,507            713,211,878
                            -------------      --------------      -------------      -------------        ---------------
    Total liabilities
      and shareholders'
      equity............... $562,013,391       $                   $562,013,391       $791,522,776         $1,353,536,167
                            =============      ==============      =============      =============        ===============

                   AMERICAN GENERAL HOSPITALITY CORPORATION

                NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A) Represents the historical balance sheet of the Company as of September 30, 1997.
(B) Represents the net proceeds and related allocation to minority interest in connection with (i) the sale of approximately $18 million of common stock to certain investment funds and separate accounts advised by ABKB/LaSalle Securities Limited Partnership (the "ABKB Offering Phase I") and (ii) the follow-on primary offering of 4,250,000 shares of common stock (the "Second 1997 Offering").
(C) Represents the acquisition of the assets relating to the Acquired and Proposed Acquisition Hotels, including estimated closing costs. The acquisitions are financed through borrowings under the Company's Line of Credit, the assumption of indebtedness and the issuance of approximately 1,902,457 units of limited partnership interests of Operating Partnership ("OP Units"). Additionally, franchise transfer costs of $1,499,900 related to the Acquired and Proposed Acquisition Hotels were estimated.
(D) Represents the net proceeds and related allocation to minority interest in connection with (i) the sale of approximately $50 million of common stock to certain investment funds and separate accounts advised by ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership (the "ABKB Offering Phase II", together with the ABKB Offering Phase I, the "ABKB Offering") and (ii) a pro forma follow-on primary offering of 9,500,000 shares of common stock (the "Pro Forma 1998 Offering") at $27.6875 per share (the last reported sale price of the Common Stock on the New York Stock Exchange) to decrease its Line of Credit. The Prime Group II Acquisition may be closed at any time from September 30, 1998 through March 31, 1999, at the option of the Company. Because the Company is able to control the timing of the acquisition, it will endeavor to consummate the Pro Forma 1998 Equity Offering at such time that it is able to secure favorable pricing and maximize the proceeds from that offering.
(E) Represents the use of the net proceeds from the ABKB Offering Phase I and the Second 1997 Offering to repay borrowings outstanding at September 30, 1997. The Company's borrowing limit under its current Line of Credit is $300 million. The Company has received a commitment from its credit facility lenders to increase the Credit Facility to $600 million.
(F) Represents the recognition of minority interest in the Operating Partnership that will not be owned by the Company (9.9%).
(G) Represents the $0.01 par value of (i) the 688,837 shares of common stock issued in connection with the ABKB Offering Phase I and (ii) 4,250,000 shares of common stock issued in connection with the Second 1997 Offering.
(H) Represents the net proceeds from the ABKB Offering Phase I and the Second 1997 Offering.
(I) Represents the increase resulting from the purchase of Acquired and Proposed Acquisition Hotels, including estimated closing costs (the purchase included only the land, building and improvements and furniture, fixtures and equipment).
(J) The increase represents the estimated franchise transfer costs relating to the Acquired and Proposed Acquisition Hotels.
(K) Represents the mortgage indebtedness assumed on three of the Acquired and Proposed Acquisition Hotels.
(L) Represents the borrowings made under the Company's Credit Facility and the repayment of borrowings with the net proceeds from the ABKB Offering Phase II and the Pro Forma 1998 Offering.
(M) Represents the issuance of 1,902,457 of OP Units and the recognition of minority interest in the Operating Partnership that will not be owned by the Company (11.2%).
(N) Represents the $0.01 par value of (i) the 1,982,868 shares of common stock issued in connection with the ABKB Offering Phase II and (ii) 9,500,000 shares of common stock issued in connection with the Pro Forma 1998 Offering.
(O) Represents the net proceeds from the ABKB Offering Phase II and the Pro Forma 1998 Offering after the appropriate allocations to common stock and minority interest in the Operating Partnership.

                   AMERICAN GENERAL HOSPITALITY CORPORATION

               PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     For the Year Ended December 31, 1996
                 and the Nine Months Ended September 30, 1997


         The following unaudited Pro Forma Consolidated Statements of Operations are presented as if the Company had completed (i) the initial public offering of 8,075,000 shares of common stock (the "IPO"), the follow-on primary public offering of 6,368,300 shares of common stock (the "1997 Public Offering"), the sale of 2,671,705 shares of common stock to certain investment funds and separate accounts advised by ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership (the "ABKB Offering") and the follow-on primary offering of 4,250,000 shares of common stock (the "Second 1997 Offering") and (ii) the acquisition of the 26 hotels and office building owned as of September 30, 1997 and the acquisition of the 40 Acquired and Proposed Acquisition Hotels (collectively the "Hotels") including the Prime Portfolio Acquisition Hotels, the Potomac Portfolio Acquisition Hotels, the FSA Portfolio Acquisition Hotels, the Holiday Inn O'Hare International Hotel and the Madison Hotel Acquisition as of January 1, 1996.

         In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

         The following unaudited Pro Forma Consolidated Statements of Operations are derived from the Company's Consolidated Statements of Operations as of December 31, 1996 and September 30, 1997 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the nine months ended September 30, 1997, respectively

         The following Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been assuming such transactions had been completed as of January 1, 1996.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1996
                                 (unaudited)

                               Historical                    Second                       Hotel
                              July 31, 1996               Quarter 1997  ABKB Offering  Acquisitions
                                 through                  Acquisitions    Phase I          and        Pro Forma
                              December 31,    Pro Forma     Pro Forma    and Second     Pro Forma     Year Ended
                                  1996       Adjustments   Adjustments  1997 Offering   Offerings     December 31,
                                   (A)           (B)           (B)           (C)          (B)(C)          1996
                              -------------- ------------ ------------ -------------- -------------   -------------
Revenues

  Participating Lease
    revenue (D)..............   $13,387,719  $32,064,815  $20,324,107                 $ 80,622,571    $146,399,212
  Office building rental
    income (E)...............                               2,143,833                                    2,143,833
  Interest income (F)........       108,075       (8,602)                                                   99,473
                              -------------- ------------ ------------ -------------- -------------   -------------
    Total revenue............   $13,495,794  $32,056,213  $22,467,940                 $ 80,622,571    $148,642,518
                              -------------- ------------ ------------ -------------- -------------   -------------
Expenses

  Depreciation (G)...........     2,635,380    6,983,615    6,852,384                   30,539,495     47,010,874
  Amortization (H)...........       273,425      636,028      334,047                      149,990      1,393,490
  Real estate and personal
    property taxes and
    property insurance (I)...     1,444,592    3,611,733    2,111,542                    9,102,827     16,270,694
  Office building
    operating expense (E)....                               1,344,552                                   1,344,552
  General and
    administrative (J).......       822,113      877,887      233,488                    1,066,648      3,000,136
  Ground lease expense (K)...       545,279      504,245                                 5,581,514      6,631,038
  Amortization of
    unearned officers'
    compensation (L).........        36,979       51,771                                                   88,750
  Interest expense (M).......     1,412,117    1,707,104   11,678,888     (9,595,412)   33,075,130     38,277,827
                              -------------- ------------ ------------ -------------- -------------  -------------
    Total expenses...........     7,169,885   14,372,383   22,554,901     (9,595,412)   79,515,604    114,017,361
                              -------------- ------------ ------------ -------------- -------------  -------------

  Income before
    minority interest........     6,325,909   17,683,830      (86,961)     9,595,412     1,106,967     34,625,157
  Minority interest (N)......     1,196,728                                                             3,890,689
                              ==============                                                         =============
  Net income applicable to
    common stockholders......   $ 5,129,181                                                          $ 30,734,468
                              ==============                                                         =============
  Net income per
    common share.............   $      0.63                                                          $       0.98
                              ==============                                                         =============
  Weighted average number
    of shares of common
    stock outstanding........     8,170,029                                                            31,296,980
                              ==============                                                         =============

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 For the Nine Months Ended September 30, 1997
                                  (unaudited)

                                             Historical
                                            Nine Months                ABKB Offering     Hotel
                                               Ended                      Phase I    Acquisitions  Pro Forma Nine
                                            September 30,  Pro Forma    and Second   and Pro Forma  Months Ended
                                                1997      Adjustments  1997 Offering   Offerings   September 30,
                                                (O)           (P)          (C)           (B)(C)        1997
                                            ------------- ------------ ------------- ------------- --------------
Revenues

  Participating Lease revenue (D)..........  $42,108,012  $13,549,658                 $72,539,863   $128,197,533
  Office building rental income (E)........      592,629    1,134,582                                  1,727,211
  Interest income (F)......................      738,688                                                 738,688
                                            ------------- ------------ ------------- ------------- --------------
    Total revenue..........................   43,439,329   14,684,240                  72,539,863    130,663,432
                                            ------------- ------------ ------------- ------------- --------------

Expenses

  Depreciation (G).........................    9,209,942    3,790,044                  23,260,121     36,260,107
  Amortization (H).........................      763,975      168,649                     112,493      1,045,117
  Real estate and personal property
    taxes and property insurance (I).......    4,929,000    1,099,916                   7,198,552     13,227,468
  Office building operating expense (E)....      303,979      658,611                                    962,590
  General and administrative (J)...........    1,450,116                                  799,986      2,250,102
  Ground lease expense (K).................      956,518                                4,468,555      5,425,073
  Amortization of unearned
    officers' compensation (L).............       81,354                                                  81,354
  Interest expense (M).....................    5,973,945    6,772,725    (7,196,559)   25,443,857     30,993,968
                                            ------------- ------------ ------------- ------------- --------------
    Total expenses.........................   23,668,829   12,489,945    (7,196,559)   61,283,564     90,245,779
                                            ------------- ------------ ------------- ------------- --------------

  Income before minority interest..........  $19,770,500  $ 2,194,295   $ 7,196,559   $11,256,299   $ 40,417,653

  Minority interest (N)....................    2,558,352                                               4,541,568
                                            -------------                                          --------------

  Net income applicable to
    common stockholders....................  $17,212,148                                            $ 35,876,085
                                            =============                                          ==============
  Net income per common share..............  $      1.25                                            $       1.15
                                            =============                                          ==============

  Weighted average number of shares
    of common stock outstanding............   13,768,442                                              31,296,980
                                            =============                                          ==============


                   AMERICAN GENERAL HOSPITALITY CORPORATION

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(A) Represents the historical consolidated statement of operations of the Company for the period July 31, 1996 (inception of operations) through December 31, 1996.
(B) Represents the adjustments to reflect the pro forma operations of the 20 hotels acquired prior to April 1, 1997 that were owned by the Company as of September 30, 1997, the 6 hotels acquired during the second quarter during 1997 ("Second Quarter 1997 Acquisitions") that were owned by the Company as of September 30, 1997 and the 40 Acquired and Proposed Acquisition Hotels (together, the "Hotels") as if all of the Hotels were acquired on January 1, 1996 and leased to a Lessee pursuant to a Participating Lease since that date.
(C) Represents the adjustments to interest expense due to the change in borrowings outstanding after the ABKB Offering, the Second 1997 Offering and the Pro Forma 1998 Offering.
(D) Represents lease payments from the Lessees to the Operating Partnership pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the Hotels. The departmental revenue thresholds in the Participating Leases are seasonally adjusted for interim periods.
(E) Represents the rental income and operating expenses associated with the Houston Office Building.
(F) Represents interest income on the advance to AGH Leasing for the purchase of certain furniture, fixtures and equipment from the Company. The current balance is $248,160.
(G) Represents depreciation on the Hotels. Pro forma depreciation is computed based upon estimated useful lives of 39 years for buildings and improvements and 5 years for furniture, fixtures and equipment.
(H) Represents amortization of deferred loan costs related to the Company's Credit Facility, amortization of franchise transfer costs and amortization of organizational costs and other deferred expenses. Deferred loan costs are amortized utilizing a method which approximates the interest method over the remaining term of the Credit Facilities (including extension options). Franchise transfer costs are amortized over the term of the related franchise agreements which approximates 10 years. Organizational costs and other deferred expenses are amortized over terms ranging from 5 to 12 years.
(I) Represents amounts to be paid by the Operating Partnership for real estate and personal property taxes and property insurance. The amounts included were derived from the historical amounts paid with respect to the Hotels adjusted for estimated probable real estate and personal property tax increases.
(J) Represents estimated general and administrative expenses. The expenses include salaries and wages, professional fees, directors' and officers' insurance, Board of Directors' fees and other operating expenses.
(K) Represents the amounts to be paid by the Operating Partnership for ground leases underlying the properties. In addition to the four current hotels with ground leases, eight additional Acquired and Proposed Acquisition Hotels are subject to ground leases.
(L) Represents amortization of unearned officers' compensation represented by an aggregate of 50,000 shares of restricted common stock issuable to executive officers which shares vest 10% at the date of grant, 20% on the first and second anniversary dates of the IPO and 25% on the third and fourth anniversary dates of the IPO. The shares were issued at $17.75.
(M) Represents interest expense on the: Credit Facility, the mortgage indebtedness related to the Holiday Inn DFW South, the mortgage indebtedness related to the Courtyard by Marriott Secaucus, the mortgage indebtedness related to the DoubleTree Guest Suites Atlanta, the mortgage indebtedness related to the Radisson Hotel Arlington Heights, the mortgage indebtedness related to the Crowne Plaza Portland, the mortgage indebtedness related to the Ramada Plaza Shelton and the mortgage indebtedness related to the Holiday Inn O'Hare International Airport. Also, represents the adjustment to interest expense due to change in borrowings after the Pro Forma 1998 Offering is considered.
(N)      Calculated at 11.2% of income before minority interest.
(O) Represents the Company's historical statement of operations for the nine months ended September 30, 1997.
(P) Represents the adjustments to reflect the pro forma operations of the 26 hotels that were owned by the Company as of September 30, 1997

                              AGH LEASING, L.P.

               PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     For the Year Ended December 31, 1996
                and the Nine Months Ended September 30, 1997


         The following unaudited Pro Forma Consolidated Statements of Operations are presented as if the Company had completed the acquisition of the 26 hotels owned as of September 30, 1997 and the acquisition of 21 of the Acquired and Proposed Acquisition Hotels leased to AGH Leasing, L.P. (collectively the "AGH Hotels") including the Potomac Portfolio Acquisition Hotels, the FSA Portfolio Acquisition Hotels, the Holiday Inn O'Hare International Hotel and the Madison Hotel Acquisition as of January 1, 1996.

         In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

         The following unaudited Pro Forma Consolidated Statements of Operations are derived from the AGH Leasing's Consolidated Statements of Operations as of December 31, 1996 and September 30, 1997 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the nine months ended September 30, 1997, respectively

         The following Pro Forma Consolidated Statements of Operations are not necessarily indicative of what the actual results of operations would have been assuming such transactions had been completed as of January 1, 1996.

                               AGH LEASING, L.P.
                       PRO FORMA STATEMENT OF OPERATIONS
                     For The Year Ended December 31, 1996
                                  (unaudited)

                                             Historical July
                                                 31, 1996     September 30,    Acquired
                                                  through      1997 Hotels        And
                                               December 31,     Pro Forma      Proposed    Management Fees
                                                   1996        Adjustments   Acquisitions     Adjustment       Combined
                                                    (A)            (B)            (B)            (F)          Pro Forma
                                             ---------------  -------------  ------------  ---------------  ---------------
Revenues

  Room revenue (C).......................      $ 26,725,200   $ 110,086,642  $ 84,639,642                    $ 221,451,484
  Food and beverage revenue (C)..........         8,374,459      35,801,976    27,587,810                       71,764,245
  Other revenue (C)......................         1,691,472       7,845,837     6,369,467                       15,906,776
  Minority interest income D)............                         1,284,177                                      1,284,177
                                             ---------------  -------------- -------------  ---------------  ---------------
    Total revenue........................      $ 36,791,131   $ 155,018,632  $118,596,919                    $ 310,406,682
                                             ---------------  -------------- -------------  ---------------  ---------------

Expenses

  Property operating costs and
    expenses (E).........................         7,235,297      30,349,334    24,467,818                       62,052,449
  Food and beverage costs and
    expenses (E).........................         6,262,071      26,331,855    21,719,066                       54,312,992
  General and administrative (E).........         3,270,481      13,129,314    11,376,346                       27,776,141
  Advertising and promotion (E)..........         2,305,776      10,413,836     7,925,128                       20,644,740
  Repairs and maintenance (E)............         1,450,987       7,503,668     6,364,962                       15,319,617
  Utilities (E)..........................         1,628,490       6,835,787     6,356,010                       14,820,287
  Management fees (F)....................           947,632       4,123,386     2,363,095      (1,273,350)       6,160,763
  Franchise costs (G)....................           950,307       3,776,900     3,221,776                        7,948,983
  Depreciation (H).......................            26,250          36,750                                         63,000
  Amortization (I).......................             6,753                                                          6,753
  Interest expense (J)...................            13,314          18,375                                         31,689
  Other expense..........................            27,093         331,916                                        359,009
  Participating Lease expenses (K).......        13,387,719      52,388,922    37,730,212                      103,506,853
                                             ---------------  -------------- -------------  --------------  ---------------
    Total expenses.......................        37,512,170     155,240,043   121,524,413      (1,273,350)     313,003,276
                                             ---------------  -------------- -------------  --------------  ---------------
    Net loss.............................      $   (721,039)  $    (221,411) $ (2,927,494)    $ 1,273,350     $ (2,596,594)
                                             ===============  ============== =============  ==============  ===============

                               AGH LEASING, L.P.
                       PRO FORMA STATEMENT OF OPERATIONS
                 For the Nine Months Ended September 30, 1997
                                  (unaudited)

                                      Historical Nine  September 30,   Acquired
                                        Months Ended    1997 Hotels       And
                                       September 30,     Pro Forma     Proposed     Management Fees
                                            1997        Adjustments   Acquisitions    Adjustment        Combined
                                            (L)             (B)           (B)            (F)            Pro Forma
                                      ---------------  -------------  ------------  ---------------  ---------------
Revenues

  Room revenue (C)..................    $ 88,220,166    $25,705,067   $ 79,192,841                   $193,118,074
  Food and beverage revenue (C).....      22,974,602      9,163,567     23,298,450                     55,436,619
  Other revenue (C).................       5,639,468      1,651,882      5,427,799                     12,719,149
  Minority interest income (D)......         906,115         70,009                                       976,124
                                      ---------------  -------------  ------------  ---------------  ---------------
    Total revenue...................    $117,740,351    $36,590,525   $107,919,090                   $262,249,966
                                      ---------------  -------------  ------------  ---------------  ---------------

Expenses

  Property operating costs and
    expenses (E)....................      23,768,303      6,275,280     21,080,178                     51,123,761
  Food and beverage costs and
    expenses (E)....................      18,599,366      6,298,355     18,560,884                     43,458,605
  General and administrative (E)....      10,557,733      2,718,131      9,027,141                     22,303,005
  Advertising and promotion (E).....       8,549,791      2,362,637      6,598,915                     17,511,343
  Repairs and maintenance (E).......       4,688,910      1,698,630      4,999,116                     11,386,656
  Utilities (E).....................       5,157,997      1,453,801      4,962,149                     11,573,947
  Management fees (F)...............       1,740,554      1,049,217      2,108,767      1,099,569       5,998,107
  Franchise costs (G)...............       3,282,760        957,253      3,117,428                      7,357,441
  Depreciation (H)..................          47,250                                                       47,250
  Amortization (I)..................          30,649                                                       30,649
  Interest expense (J)..............          20,605                                                       20,605
  Other expense.....................         120,924        170,085                                       291,009
  Participating Lease expenses (K)..      42,108,012     13,549,661     35,977,605                     91,635,278
                                      ---------------  -------------  ------------  ---------------  ---------------
    Total expenses..................     118,672,854     36,533,050    106,432,183      1,099,569     262,737,656
                                      ---------------  -------------  ------------  ---------------  ---------------
    Net loss........................    $   (932,503)   $    57,475   $  1,486,907    $(1,099,569)   $   (487,690)
                                      ===============  =============  ============  ===============  ===============

                              AGH LEASING, L.P.

           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

         The pro forma consolidated statements of operations of AGH Leasing, L.P. (the "AGH Lessee") include the results of operations of the 47 hotels leased from the American General Hospitality Operating Partnership, L.P. (the "Operating Partnership") due to the AGH Lessee's control over the operations of the hotels during the twelve-year term of the Participating Leases. The AGH Lessee has complete discretion in establishing room rates and all rates for hotel goods and services. Likewise, all operating expenses of the hotels are under the control of the AGH Lessee. The AGH Lessee has the right to manage or to enter into management contracts with other parties to manage the hotels. If the AGH Lessee elects to enter into management contracts with parties other than American General Hospitality, Inc. ("AGHI"), the AGH Lessee must obtain the prior written consent of the Company, which consent may not be unreasonably withheld.

         The AGH Lessee's results of operations are seasonal. The aggregate room revenues in the second and third quarters in the pro forma statements of operations are generally higher than room revenues in the first and fourth quarters of each fiscal year.

(A) Represents the historical consolidated statement of operations of the Company for the period July 31, 1996 (inception of operations) through December 31, 1996.
(B) Represents the adjustments to reflect the pro forma operations of the 26 hotels owned by the Company as of September 30, 1997 and 21 of the Acquired and Proposed Acquisition Hotels leased to AGH Leasing, L.P. (together, the "AGH Lessee Hotels") as if all of the Hotels were acquired on January 1, 1996 and leased to the AGH Lessee pursuant to a Participating Lease since that date.
(C) Represents historical room, food and beverage and other revenues of the AGH Lessee Hotels.
(D) Represents the amount of the AGH Lessee's minority interest investment in Twin Towers Leasing, L.P. (the "Twin Towers Lessee", together with AGH Leasing, L.P. the "AGH Lessee") which leases the Radisson Orlando Twin Towers hotel from the Operating Partnership. The Twin Towers Lessee is owned 51% by the AGH Lessee, which is the sole general partner, and 49% by Regent Carolina Corporation, which is the sole limited partner. Regent Carolina Corporation is not affiliated with the Company, the Operating Partnership or the AGH Lessee.
(E)      Represents the historical expenses of the AGH Hotels.
(F) Represents management fees to be incurred under the Management Agreements. The management fees payable to AGHI consist of a base fee of 1.5% of total revenue and an incentive fee of up to 2.0% of total revenue. The incentive fee, if applicable, is equal to 0.025% of annual total revenue for each 0.01% increase in annual total revenues over the total revenues for the preceding twelve month period up to the maximum incentive fee. The payment of the management fees to AGHI by the AGH Lessee is subordinate to the AGH Lessee's obligations to the Company under the Participating Leases. The full management fee payable during 1996 and 1997 will be earned only to the extent that the Lessee has taxable income equal to or greater than $50,000. If the AGH Lessee's taxable income is below $50,000 in 1996 and 1996, management fees are forfeited by AGHI to increase the AGH Lessee's taxable income to $50,000.
(G) Represents the historical franchise fees of the Hotels. Franchise fees associated with the hotel conversions are not included in the pro forma statements of operations since other impact including possible revenue enhancements and operating expense reductions are also not included.
(H) Historical depreciation at the AGH Hotels has been eliminated due to depreciation being recorded by the Operating Partnership. Represents depreciation related to the $315,000 of furniture, fixtures and equipment ("FF&E") purchased by the AGH Lessee from the Operating Partnership. The FF&E is depreciated over an estimated useful life of 5 years.
(I) Historical deferred loan costs and the related amortization has been eliminated since the AGH Lessee is not expected to incur similar costs. Amortization expense relates to the amortization of organization costs which are being amortized over a 60 month period.
(J) Any future interest expense related to debt for the AGH Hotels will be incurred and paid by the Operating Partnership. Interest expense related to an advance made by the Operating Partnership to the AGH Lessee for the FF&E purchase. The advance of $315,000 bears interest at 10%. The September 30, 1997 balance of the note is $248,160.
(K) Represents lease payments to the Operating Partnership from the AGH Lessee pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the AGH Hotels. The departmental thresholds in the Participating Leases are seasonally adjusted for interim periods.
(L) Represents the Company's historical statement of operations for the nine months ended September 30, 1997.

                              CLIFTON HOLDING CORP.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1996
                  and the Nine Months Ended September 30, 1997


         The following unaudited Pro Forma Combined Statements of Operations are presented as if the Company had completed the acquisitions of the 19 Prime Portfolio Acquisition Hotels as of January 1, 1996.

         In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

         The following unaudited Pro Forma Combined Statements of Operations are derived from the Prime Portfolio Acquisition Hotels' Combined Statement of Operations as of December 31, 1996 and September 30, 1997 and should be read in conjunction with the financial statements filed with American General Hospitality Corporation's Report on Form 8-K.

         The following Pro Forma Combined Statement of Operations are not necessarily indicative of what the actual results of operations would have been assuming such transactions had been completed on January 1, 1996.

                              CLIFTON HOLDING CORP.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1996
                                   (unaudited)

                                                   Historical
                                                   December 31,
                                                       1996              Pro Forma
                                                       (A)              Adjustments             Pro Forma
                                                 ----------------      ---------------       ---------------
 Revenues:
           Room revenue (B)................... $      75,762,299       $                    $    75,762,299
           Food and beverage revenue (B)......        35,149,769                                 35,149,769
           Other revenue (B)..................         3,557,400                                  3,557,400
                                                 ----------------      ---------------       ---------------
                Total revenue.................       114,469,468                                114,469,468

 Expenses:
           Property operating costs and
             expenses (C).....................        20,530,841                                 20,530,841
           Food and beverage costs and
             expenses (C).....................        25,896,719                                 25,896,719
           General and administrative (C).....         7,752,288                                  7,752,288
           Advertising and promotion (C)......         6,620,451                                  6,620,451
           Repairs and maintenance (C)........         4,937,985                                  4,937,985
           Utilities (C)......................         5,798,292                                  5,798,292
           Management fees (D)................         3,693,651           (3,693,651)
           Franchise costs (E)................         2,213,297                                  2,213,297
           Depreciation and amortization (F)..         8,551,401           (8,551,401)
           Real estate and personal property
             taxes, and property
             insurance (G)....................         3,375,206           (3,375,206)
           Interest expense (H)...............         4,179,695           (4,179,695)
           Lease expense (I)..................         7,172,184           (5,581,514)            1,590,670
           Other expense (C)..................            47,855                                     47,855
           Participating Lease expense (J)....                             42,544,359            42,544,359
                                                 ----------------      ---------------       ---------------
                Total expenses................       100,769,865           17,162,892           117,932,757
                                                 ----------------      ---------------       ---------------
                Net income.................... $      13,699,603     $    (17,162,892)     $     (3,463,289)
                                                 ================      ===============       ===============

                              CLIFTON HOLDING CORP.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1997
                                   (unaudited)

                                                   Historical Nine
                                                    Months Ended
                                                    September 30,
                                                         1997               Pro Forma
                                                         (K)               Adjustments           Pro Forma
                                                   ----------------       --------------       --------------
 Revenues:
           Room revenue (B)....................... $    66,320,843        $                    $  66,320,843
           Food and beverage revenue (B)..........      26,983,933                                26,983,933
           Other revenue (B)......................       3,140,478                                 3,140,478
                                                   ----------------       --------------       --------------
                Total revenue.....................      96,445,254                                96,445,254

 Expenses:
           Property operating costs and
             expenses (C).........................      16,994,165                                16,994,165
           Food and beverage costs and
             expenses (C).........................      20,172,664                                20,172,664
           General and administrative (C).........       6,245,326                                 6,245,326
           Advertising and promotion (C)..........       5,156,895                                 5,156,895
           Repairs and maintenance (C)............       3,959,017                                 3,959,017
           Utilities (C)..........................       4,592,378                                 4,592,378
           Management fees (D)....................       3,052,692           (3,052,692)
           Franchise costs (E)....................       2,042,486                                 2,042,486
           Depreciation and amortization (F)......       8,220,683           (8,220,683)
           Real estate and personal property
             taxes, and property
             insurance (G)........................       2,882,670           (2,882,670)
           Interest expense (H)...................         853,139             (853,139)
           Lease expense (I)......................       5,855,965           (4,468,555)           1,387,410
           Other expense (C)......................         752,168                                   752,168
           Participating Lease expense (J)........                           36,270,299           36,270,299
                                                   ----------------       --------------       --------------
                Total expenses....................      80,780,248           16,792,560           97,572,808
                                                   ----------------       --------------       --------------
                Net income........................ $    15,665,006       $  (16,792,560)      $   (1,127,554)
                                                   ================       ==============       ==============


                              CLIFTON HOLDING CORP.

              NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS

         The pro forma combined statements of operations of the Clifton Corp. (the "Prime Lessee") include the results of operations of the 19 hotels leased from American General Hospitality Operating Partnership, L.P. due to the Prime Lessee's control over the operations of the hotels during the ten-year term of the Participating Leases. The Prime Lessee has complete discretion in establishing room rates and all rates for hotel goods and services. Likewise, all operating expenses of the hotels are under the control of the Prime Lessee. The Prime Lessee has the right to manage or to enter into management contracts with other parties to manage the hotels. If the Prime Lessee elects to enter into management contracts with other parties, the Prime Lessee must obtain the prior written consent of the Company, which consent may not be unreasonably withheld.

         The Prime Lessee's results of operations are seasonal. The aggregate room revenues in the second and third quarters in the pro forma statements of operations are generally higher than room revenues in the first and fourth quarters of each fiscal year.

(A) Represents the historical combined statement of operations of the Prime Portfolio Acquisition Hotels for the year ended December 31, 1996.
(B) Represents historical room, food and beverage and other revenues of the Prime Lessee Hotels.
(C)      Represents the historical expenses of the Prime Lessee Hotels.
(D) Historical management fees have been eliminated based on the new Lessee arrangement with the Operating Partnership.
(E) Represents the historical franchise costs of the Hotels. Franchise fees associated with the hotel conversions are not included in the pro forma statements of operations since other impact including possible revenue enhancements and operating expense reductions are also not included.
(F) Historical depreciation and amortization at the Prime Lessee Hotels has been eliminated due to depreciation and amortization of deferred loan costs being recorded by the Operating Partnership.
(G) Historical real estate and personal property taxes, and property insurance expense has been eliminated due to these costs being recorded by the Operating Partnership
(H) Any future interest expense related to debt for the Prime Lessee Hotels will be incurred and paid by the Operating Partnership.
(I) Represents the elimination of ground lease expense to be paid by the Operating Partnership.
(J) Represents lease payments to the Operating Partnership from the Prime Lessee pursuant to the Participating Leases calculated on a pro forma basis by applying the rent provisions of the Participating Leases to the revenues of the Prime Lessee Hotels. The departmental revenue thresholds in the Participating Leases are seasonally adjusted for interim periods.
(K) Represents the Company's historical statement of operations for the nine months ended September 30, 1997.